Exhibit 10.40

Mortgage Loan No.: 16714

LOAN AGREEMENT
between
KR WMC LLC,
as Borrower
and
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
as Lender
Dated as of November 29, 2016
Relating to Property Located at:

12100, 12200 & 12312 West Olympic Boulevard, Los Angeles, California

i

ii

LIST OF EXHIBITS

EXHIBIT A	- LEGAL DESCRIPTION

EXHIBIT B	- [INTENTIONALLY OMITTED]

EXHIBIT C	- RENT ROLL

EXHIBIT D	- [INTENTIONALLY OMITTED]

EXHIBIT E	- [INTENTIONALLY OMITTED]

EXHIBIT F	- FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

EXHIBIT G-1	- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT G-2	- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT G-3	- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

EXHIBIT G-4	- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

iii

LOAN AGREEMENT
This Loan Agreement (this “Agreement”) is entered into as of November 29, 2016 by and between KR WMC LLC, a Delaware limited liability company (“Borrower”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Lender”).
RECITALS:
A.    Borrower owns certain property and related land and improvements legally described in Exhibit A and has applied to Lender for a loan in a principal amount of $170,000,000.00 which shall be secured, in part, by all of such assets.
B.    Lender desires to make the Loan to Borrower upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties hereto agree to be bound as follows:
ARTICLE 1.
CERTAIN DEFINITIONS
Section 1.1    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:
“Acceleration Event” has the meaning assigned to such term in Subsection 2.5(c).
“Acceptable Lease” means a New Lease that is either a No-Approval Lease or that is actually or deemed approved by Lender in accordance with this Agreement.
“ACH” has the meaning assigned to such word in Subsection 2.7(a).
“Administrative Agent” means Barings Real Estate Advisers Inc. or any successor pursuant to Article 13 of this Agreement.
“Advances” means, other than Loan proceeds, all sums, amounts or expenses advanced or paid and all costs incurred by Administrative Agent or Lender, as provided in this Agreement or in any other Loan Document, upon failure of Borrower to pay or perform any obligation or covenant contained herein or in such other Loan Document.
“Affiliate” means any Person that is, directly or indirectly, Controlled by, in Control of or under common Control with any other Person.
“Agreement” means this Loan Agreement, as amended or modified from time to time.

“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, as amended, the Bank Secrecy Act, as amended, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.
“Application” means the Application for Real Estate Mortgage Loan dated September 14, 2016 submitted by or on behalf of Borrower to Lender for the Loan.
“Appurtenances” is defined in the Granting Clauses of the Mortgage.
“Assignment of Leases and Rents” means the Assignment of Leases and Rents of even date herewith from Borrower in favor of Lender in connection with the Loan, as the same may be amended, modified, consolidated, extended, substituted or replaced from time to time.
“Bail-In Action” has the meaning assigned to such term in Section 12.28.
“Bail-In Legislation” has the meaning assigned to such term in Section 12.28.
“Bankruptcy Proceeding” means any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.
“Borrower” has the meaning assigned in the introductory paragraph on page one of this Agreement, any subsequent owner of the Mortgaged Property and its or their respective permitted successors and assigns.
“Business Day” means any day other than a Saturday, Sunday or other day on which national banks in either the Commonwealth of Massachusetts or the State are not open for business.
“Charter” means the Articles of Restatement of Kilroy Realty Corporation, dated as of May 23, 2012.
“Closed Period Prepayment Premium” has the meaning assigned to such term in Subsection 2.5(c).
“Closed Prepayment Date” has the meaning assigned to such term in Subsection 2.5(a).
“Closing Date” means the date that the Loan (or the initial portion thereof) is advanced to Borrower.
“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” is defined in the Granting Clauses of the Mortgage.
“Confidential Information” means information that Borrower, Indemnitor or any Principal furnishes to Lender, but does not include any such information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of Section 12.26 or that is or becomes available to Lender from a source other than Borrower, Indemnitor or any Principal and not in violation of any confidentiality agreement with respect to such information that is actually known to Lender.
“Contract Rate” has the meaning assigned to such term in Subsection 2.2(a).
“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise; and the terms “Controlling” or “Controlled” have meanings correlative to the foregoing.
“Costs” has the meaning assigned to such term in Section 12.25.
“Cure Notice” has the meaning assigned to such term in Subsection 9.1(c).
“Current Debt Yield” means, as of the date such calculation is made, the quotient, expressed as a percentage, obtained by dividing the Net Operating Income from the Mortgaged Property by the then outstanding principal balance of the Loan.
“Debt Yield” means, as of the date such calculation is made, the quotient, expressed as a percentage, obtained by dividing the Net Operating Income from the Mortgaged Property by the then outstanding principal balance of the Loan.
“Default Rate” has the meaning assigned to such term in Subsection 2.2(c).
“Deficiency Amount” has the meaning assigned to such term in Subsection 3.2(d)(iv).
“Dollars” and “$” means lawful money of the United States of America.
“Easement Agreements” has the meaning assigned to such term in Section 6.3.
“Easements” has the meaning assigned to such term in Section 6.3.
“EEA Financial Institution” has the meaning assigned to such term in Section 12.28.
“EEA Member Country” has the meaning assigned to such term in Section 12.28.
“EEA Resolution Authority” has the meaning assigned to such term in Section 12.28.
“Environmental Indemnification Agreement” means the Environmental Indemnification Agreement of even date herewith executed by Borrower and Indemnitor in favor of Lender and the Lender Parties and Administrative Agent, as applicable, as amended from time to time.

“Equipment” has the meaning assigned to such word in the Granting Clauses of the Mortgage.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code, of which Borrower is a member, and (b) solely for purposes of potential liability or any lien arising under Section 302 of ERISA and Section 412 of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member.
“Escrow Agent” means the financial institution designated by Lender from time to time, to hold any reserve accounts hereunder (e.g., tax and insurance reserve account), which account(s) shall be under the complete control of Lender. For avoidance of doubt, the Escrow Agent and escrow accounts, may be replaced, at any time and from time to time, by Lender.
“EU Bail-In Legislation Schedule” has the meaning assigned to such term in Section 12.28.
“Event of Default” means any one or more of the events described in Section 9.1.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced the Loan Document), (b) withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.4, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 12.26 and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time or any successor statute thereto.
“Federal Funds Rate” means the rate published in The Wall Street Journal as the average federal funds rate in the Money Rates section as of the applicable date, or if The Wall Street Journal is not published on such date because such date is not a Business Day, on the preceding date on which it was published. If The Wall Street Journal ceases to publish such average rates or is no longer in publication, then any other publication acceptable to Lender in its reasonable discretion quoting daily market average federal funds rates will be used.
“Financial Information” has the meaning assigned to such term in Section 7.1.
“Financial Information Fee” has the meaning assigned to such term in Subsection 7.1(c).
“Fiscal Year” means each calendar year during the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender (such consent not to be unreasonably withheld, delayed or conditioned). During the first year of the term hereof, Borrower’s Fiscal Year shall be deemed to have commenced on the date of this Agreement and shall end on the regular Fiscal Year ending date as indicated in the immediately preceding sentence.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles.
“Impositions” means all property taxes or payments in lieu of property taxes of every kind and nature, and assessments, levies, and all other charges imposed upon or assessed against the Mortgaged Property or any portion thereof (including the Property Income), any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Agreement or any other Loan Documents or result in a lien on the Mortgaged Property or any portion thereof, regardless of to whom assessed.
“Improvements” is defined in the Granting Clauses of the Mortgage.
“Indebtedness” means the aggregate of all principal and interest payments that accrue or are due and payable in connection with the Loan, together with all other obligations and liabilities and all amounts, sums and expenses due Lender hereunder or under any other Loan Document.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Indemnitor” means, collectively, Kilroy LP, and any other guarantor or indemnitor of all or any of Borrower’s obligations or liabilities under the Loan Documents, including but not limited to Article 11 of this Agreement.
“Independent Defense Events” has the meaning assigned to such term in Subsection 4.1(g).
“Intangibles” has the meaning assigned to such word in the Granting Clauses of the Mortgage.
“Investor” has the meaning assigned to such term in Section 12.13.
“Kilroy LP” means Kilroy Realty, L.P., a Delaware limited partnership, and any successor thereto that is permitted hereunder without the requirement to obtain Lender’s consent.
“Land” means the parcel or parcels of land described in Exhibit A attached to this Agreement.
“Late Charge” has the meaning assigned to such term in Subsection 2.2(b).
“L-C Draw Amount” has the meaning assigned to such term in Subsection 5.1(h).
“Lease Approval Package” has the meaning assigned to such term in Subsection 5.1(a)(ii).
“Lease Default Damages” has the meaning assigned to such term in Subsection 5.1(h).
“Lease Termination Approval Package” has the meaning assigned to such term in Subsection 5.1(a)(iii).
“Lease Termination Reserve Account” has the meaning assigned to such term in Subsection 5.1(g).
“Leases” has the meaning assigned to such word in the Granting Clauses of the Mortgage.
“Lender” means, collectively, Massachusetts Mutual Life Insurance Company and any Lender Successor.
“Lender Parties” means Lender, Barings Real Estate Advisers, LLC, Barings Real Estate Advisers Inc., and any present and future loan participants, co-lenders, loan servicers, custodians and trustees, and each of their respective directors, officers, employees, shareholders, agents, affiliates, heirs, legal representatives, successors and assigns to the extent permitted pursuant to Section 12.13 hereof.
“Lender Successor” means each holder from time to time of the Note (other than Massachusetts Mutual Life Insurance Company), and each such holder’s successors and assigns,

in connection with a Transfer or Participation of the Loan made in accordance with Section 12.13 hereof.
“Lien” means any interest, or claim thereof, in the Mortgaged Property securing an obligation owed to, or a claim by, any Person other than the owner of the Mortgaged Property, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Mortgaged Property.
“Loan” means the loan to be evidenced by the Note and made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.
“Loan Documents” means collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Environmental Indemnification Agreement, the Recourse Guaranty Agreement, the Uniform Commercial Code Financing Statements naming Borrower as debtor and Lender as secured party and all other documents now or hereafter executed by Borrower or any other Person to evidence or secure the payment of the Indebtedness or the performance of Borrower or otherwise now or hereafter executed in connection with this Agreement, the Note or the Mortgage and all amendments, modification, restatements, extensions, renewals and replacements of the foregoing.
“Loan Term” means the term of the Note from the date of the Note through and including the Maturity Date.
“Loan to Value Ratio” means the ratio, expressed as a percentage, of (a) the unpaid principal balance of the Loan to (b) the value of the Mortgaged Property. Such value shall be determined as specified in the applicable provisions of this Agreement.
“Losses” means all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of every kind and nature (including, but not limited to, reasonable attorneys’ fees and the costs and expenses of collection and enforcement).
“LPE Requirements” has the meaning assigned to such term in Section 6.12.
“Maturity Date” means December 1, 2026.
“Monthly Payment Differential” has the meaning assigned to such term in Section 2.5.
“Mortgage” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower in favor of Lender securing Borrower’s obligations hereunder and under the other Loan Documents, as the same may be amended, modified, consolidated, extended, substituted or replaced from time to time.
“Mortgaged Property” means the Premises and the Collateral.

“Net Operating Income” means, for any date of determination, the difference between Operating Revenue and Operating Expenses for the twelve (12) month period following the date of determination. Borrower shall provide Lender with Borrower’s proposed calculation of Net Operating Income, certified by the chief financial officer, general partner or managing member of Borrower, together with all relevant supporting detail required to determine the same. Lender shall then perform Lender’s own independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income, absent manifest error.
“New Lease” means all Leases entered into after the date of this Agreement.
“New Lease Modification” means all amendments, modifications, assignments, extensions or renewals of any Lease entered into after the date of this Agreement.
“Note” or “Notes” means the Promissory Note or the Promissory Notes of even date herewith executed and delivered by Borrower in the original principal amount of $170,000,000.00, as the same may be modified, amended, split, consolidated, replaced, substituted or extended from time to time.
“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control, or any successor or replacement agency.
“OFAC Prohibited Person” means, a country, territory, individual or Person that is or that is owned, controlled by, acting on behalf of or affiliated with any Person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on OFAC’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from any of the Mortgaged Property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or prohibited by such laws.
“Operating Agreements” means any property management agreements or leasing commission agreements concerning the Mortgaged Property, in each case entered into from and after the date hereof.
“Operating Expenses” means, as of the date of calculation, the projected ordinary and necessary operating expenses applicable to the Mortgaged Property for the twelve (12) month period immediately following the date of determination, including, but not limited to, expenses for utilities, administration, cleaning, landscaping, security, repairs and maintenance, ground rent payments, if any, management fees, fully assessed (or estimated fully assessed) real estate and other taxes and assessments and insurance premiums, but excluding from any such expenses any deductions for federal, state and other income taxes, debt service, depreciation or amortization of capital expenditures (including leasing commissions, tenant improvements, and other leasing costs) and other similar non-cash items.
“Operating Revenue” means, as of the date of calculation, the projected gross rents, revenues and other income from the operation of the Mortgaged Property, based on a stabilized property and stabilized expenses, for the twelve (12) month period immediately following the date of determination, taking into account both (a) the amount of all such rents, revenues and other income derived from Acceptable Leases which are expected to continue for at least the following twelve (12) month period, and (b) the amount of all such rents, revenues and other income to be derived from Acceptable Leases scheduled either to have increases in rent or to commence by their terms during the immediately following twelve (12) month period, in the case of both (a) and (b), after giving effect to any extension options under such Leases which are reasonably expected to be exercised, and reduced by the amount of all rents and revenues and other income from all Leases expiring or terminating or being modified, or reasonably anticipated to expire, terminate or be modified, during the immediately following twelve (12) month period.
“Participant Register” has the meaning assigned to such term in Section 12.13.
“Participation” has the meaning assigned to such term in Section 12.13.
“Payment Date” means January 1, 2017 and the first Business Day of each calendar month thereafter to and including the Maturity Date.
“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code, including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
“Permitted Encumbrances” means with respect to the Premises, only the outstanding liens, easements, restrictions, security interests and other exceptions to title expressly set forth in Schedule B to title insurance policy no. 23085904LP-JV issued or to be issued promptly following the Closing Date by Fidelity National Title Insurance Company insuring the Mortgage for the benefit of Lender, together with the liens and security interests in favor of Lender created by the Loan Documents and such other matters as are permitted pursuant to the Loan Documents.
“Person” means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.
“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, including an “employee welfare benefit plan” as defined in Section 3(1) of ERISA.
“Plan Assets Regulation” means the U.S. Department of Labor Regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Premises” means the Land, the Improvements and the Appurtenances, but excluding any portion of the Premises released pursuant to Section 8.3 hereof.
“Prepayment Date” means the date set forth in Borrower’s written notice to Lender (as required under Section 2.5) of Borrower’s intention to make a prepayment of the Loan, or if no such notice is required or provided, the date of any prepayment of the Loan, in whole or in part.

“Prepayment Premium” has the meaning assigned to such term in Subsection 2.5(b).
“Principal” means (a) Borrower, (b) Indemnitor, (c) each person or entity that directly or indirectly owns ten percent (10%) or more of the equity interests in Borrower or Indemnitor (a “10% Interest”), and (d) any person or entity that does not own a 10% Interest but directly or indirectly Controls Borrower or Indemnitor, excluding in each case any Person who owns an indirect interest in Borrower as a result of its ownership of common, preferred or other beneficial ownership interests in Sponsor through the New York Stock Exchange, the NASDAQ national market, or other national or international exchange.
“Proceeds” has the meaning assigned to such word in the Granting Clauses of the Mortgage.
“Processing Fee” has the meaning assigned to such term in Subsection 8.2(a).
“Property Income” has the meaning assigned to such term in the Granting Clauses of the Mortgage.
“Proposed Transferee” has the meaning assigned to such term in Section 8.2.
“Qualified Real Estate Investor” means, with respect to any Proposed Transferee or its principal or Affiliate, as applicable, any reputable entity which is domiciled in the U.S. with principals who are U.S. citizens and which is reasonably determined by Lender to have satisfied all of the following conditions: said entity or entities, as applicable (1) have the qualifications and experience at least equal to that of Borrower and its Sponsor on the Closing Date; (2) have (a) real estate assets with a current market value of not less than $750,000,000 (excluding the Mortgaged Property), (b) net worth of not less than $300,000,000, and (c) liquid assets of not less than $10,000,000, and (3) is not and has not been, as of the date for the closing of the applicable transfer or at any time prior thereto, (a) in default on any indebtedness or loan from Lender or any affiliate of Lender, (b) involved as a debtor or as the principal of a debtor in any bankruptcy, reorganization or insolvency proceeding, (c) the subject of any criminal charges or proceedings, (d) involved in litigation which is deemed significant by Lender, or (e) an OFAC Prohibited Person. All of the foregoing conditions must be satisfied as of the date of the request for approval of transfer of title to the Mortgaged Property as provided in Section 8.2 and on the date of the proposed closing of said transfer.
“Recourse Guaranty Agreement” means that certain Recourse Guaranty Agreement from Indemnitor for the benefit of Lender, as amended and modified from time to time.
“Register” has the meaning assigned to such term in Section 12.15.
“Reinvestment Yield” has the meaning assigned to such term in Section 2.5.
“Rents” has the meaning assigned to such word in the Assignment of Leases and Rents.
“Reported Net Operating Income” means the difference between Reported Operating Revenue and Reported Operating Expenses for the applicable period of time for which Reported Net Operating Income is being calculated.

“Reported Operating Expenses” means all ordinary and necessary operating expenses applicable to the Mortgaged Property for a specified period of time, including, but not limited to, expenses for utilities, administration, cleaning, landscaping, security, repairs and maintenance, ground rent payments, if any, management fees, fully assessed (or estimated fully assessed) real estate and other taxes and assessments, insurance premiums, but excluding from any such expenses any deductions for federal, state and other income taxes, debt service, depreciation or amortization of capital expenditures (including leasing commissions, tenant improvements, and other leasing costs) and other similar non-cash items.
“Reported Operating Revenue” means all of the gross rents, revenues and other income from the operation of the Mortgaged Property for a specified period of time.
“Reserve Waiver Requirement” has the meaning assigned to such term in Subsection 5.3(d).
“Sponsor” means Kilroy Realty Corporation, a Maryland corporation.
“Sponsor Indebtedness” means any indebtedness of Sponsor, whether or not contingent, in respect of: (a) borrowed money or evidenced by bonds, notes, debentures or similar instruments; (b) indebtedness secured by any lien on any property or asset owned by Sponsor on a consolidated basis, but only to the extent of the lesser of (i) the amount of indebtedness so secured and (ii) the fair market value of the property subject to such lien; (c) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; (d) any lease of property by Sponsor on a consolidated basis as lessee which is required to be reflected on Sponsor’s balance sheet as a capitalized lease in accordance with GAAP; or (e) to the extent not otherwise included, any obligation of Sponsor to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness (of any of the types described in this definition) of another Person.
“State” means the state or commonwealth in which the Land is situated.
“Substitute Property” shall have the same meaning assigned to such term in Section 8.3.
“Substitution Debt Yield” means, as of the date such calculation is made, the ratio, expressed as a percentage, of (a) the Net Operating Income from the Mortgaged Property (assuming the Mortgaged Property has been released and substituted with the Substitute Property in accordance with Section 8.3 hereof), to (b) the then outstanding principal balance of the Loan.
“Substitution LTV Requirement” has the meaning assigned to such term in Subsection 8.3(f).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.
“Title Transfer” has the meaning assigned to such term in Section 8.2.

“Transfer” has the meaning assigned to such term in Section 12.13.
“Transfer Debt Yield Requirement” has the meaning assigned to such term in Subsection 8.2(h).
“Transfer Fee” has the meaning assigned to such term in Subsection 8.2(g).
“Transfer Loan to Value Ratio Requirement” has the meaning assigned to such term in Subsection 8.2(i).
“Treasury Issue” means United States Treasury issued bills, notes and bond instruments specifically excluding any strips, inflation indexed issues and other types of derivative instruments.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Undepreciated Real Estate Assets” means, as of any date, the book value of the real estate assets of Sponsor on a consolidated basis as of such date, without giving effect to depreciation and amortization of any such real estate assets, determined on a consolidated basis in accordance with GAAP.
“Upstream Owner” means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower’s members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner).
“Utility Charges” means all sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Premises, and inspection and license fees.
“Withholding Agent” means Lender or Administrative Agent, as applicable.
“Work” has the meaning assigned to such word in Subsection 3.2(a).
“Write-Down and Conversion Powers” has the meaning assigned to such term in Section 12.28.
Section 1.2    Interpretation.
For all purposes of this Agreement and each other Loan Document, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
(a)    the capitalized terms defined in this Article have the meanings assigned to them in this Article, include the plural as well as the singular, and, when used with respect to any instrument, contract or agreement, include all extensions, modifications, amendments and supplements from time to time thereto;

(b)    the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement and each other Loan Document as a whole and not to any particular Article, Section, or other subdivision;
(c)    the words “include” and “including” and other words of similar import shall be construed as if followed by the phrase “, without limitation,”;
(d)    the phrase “satisfactory to any Lender” means in form and substance satisfactory to such Lender, as the case may be, in all respects; the phrase “with Lender’s consent” or “with Lender’s approval” means such consent or approval at Lender’s sole discretion, and the phrase “acceptable to Lender” means acceptable to Lender in its sole discretion, unless a different standard for consent or approval is expressly set forth in this Agreement;
(e)    any provision of this Agreement or in the other Loan Documents permitting the recovery of “attorneys’ fees”, “attorneys’ fees and expenses”, “attorneys’ fees and costs” or “attorneys’ fees, costs and expenses” or any similar term shall: (i) include all fees, costs and expenses, including attorneys’ fees, costs and expenses, in each case, to the extent reasonably incurred, related or incidental to, or incurred in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents, as well as any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise; and (ii) be separate and several and survive merger into judgment;
(f)    references to any Section, Article or Exhibit in a Loan Document shall mean a section, article or exhibit to such Loan Document, unless provided otherwise.
ARTICLE 2.
LOAN TERMS
Section 2.1    The Loan and The Note.
Lender agrees, on the terms and conditions of this Agreement, to make the Loan, and Borrower agrees to accept the Loan, in the principal amount equal to ONE HUNDRED SEVENTY MILLION AND 00/100 DOLLARS ($170,000,000.00), and to repay the Loan in accordance with this Agreement, the Note and the other Loan Documents. The Note evidences the indebtedness of Borrower under the Loan.
Section 2.2    Interest Rate; Late Charge; Default Rate.
(a)    Except for any time when the Default Rate is applicable pursuant to the terms of this Agreement, the outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at a rate equal to THREE AND 57/100 PERCENT (3.57%) per annum (the “Contract Rate”). All interest accruing hereunder shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each, except that any interest due at any time for a period of less than a full calendar month shall be calculated by multiplying the Contract Rate by a fraction, the numerator of which is the actual number of days elapsed in such partial month and the denominator of which is three hundred sixty (360).
(b)    If any regular monthly installment of principal or interest due under this Agreement, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Agreement or any other Loan Document, as the case may be, within five (5) days following the date the same is due, Borrower shall pay to Lender a late charge (the “Late Charge”) of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender’s incurred cost of collection occasioned by such late payment. Any Late Charge incurred shall be immediately due and payable. If, however, during any consecutive twelve (12) month period Borrower on more than two (2) occasions shall pay any such installments or deposits after the due dates thereof (whether prior to or after the time that the Late Charge is payable as above), then the time period after which a Late Charge will be charged and paid shall thereafter be reduced from five (5) days to two (2) days after the applicable due date. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable. The Late Charge represents the reasonable estimate of Borrower and Lender of a fair average compensation for loss that may be sustained by Lender as a result of the failure of Borrower to make timely payments. Such Late Charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid upon a default hereunder or under any other Loan Document, including without limitation interest at the Default Rate, or to declare a default hereunder, under the Mortgage or under any other Loan Document.
(c)    Following the occurrence and during the continuance of an Event of Default, or on the Maturity Date, the unpaid principal balance of the Loan shall thereafter bear interest at the per annum interest rate (the “Default Rate”) equal to the lesser of:

(i)	the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

(ii)	the sum of three percent (3%) plus the greater of:
(x)    the Contract Rate; or
(y)    the Federal Funds Rate.
Interest at the Default Rate as provided in this Section shall be immediately due and payable to Lender and shall constitute additional Indebtedness evidenced by the Note and secured by the Loan Documents.
Section 2.3    Terms of Payment. The Loan shall be payable by Borrower as follows:
(a)    On the date the Loan is made, a payment of interest only shall be due and payable for the period from such date to the first (1st) day of the next calendar month;
(b)    Successive monthly installments of interest (in arrears) only in the amount of Five Hundred Five Thousand Seven Hundred Fifty and 00/100 Dollars ($505,750.00), shall be made on the first (1st) day of January 2017 and on the first day of each calendar month thereafter up to and including the first day of December 2019;
(c)    Successive monthly installments of principal and interest (in arrears), in the constant amount of Seven Hundred Seventy Thousand Thirty-Four and 14/100 Dollars ($770,034.14), shall be made on the first (1st) day of January 2020 and on the first day of each calendar month thereafter up to and including the first day of the month immediately prior to the Maturity Date. The monthly payments of combined principal and interest required under this Agreement are based upon a thirty (30) year amortization period; and
(d)    On the Maturity Date or on any earlier date as a result of an Acceleration Event, Borrower shall pay all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents. Borrower acknowledges that, since the term of the Loan is shorter than the amortization period, all or a substantial portion of the principal amount of the Loan will be due on the Maturity Date.
Section 2.4    Term of Loan.
(a)    The term of the Loan shall commence on the date hereof and expire on the Maturity Date.
Section 2.5    Prepayment. There are no full or partial prepayment privileges of the principal amount of the Loan except as expressly set forth in this Agreement:

(a)    Borrower shall have the right to pay the Loan in full (but not in part, other than in accordance with Sections 8.2 and 8.3 hereof) on any Business Day on or after, but not prior to December 1, 2018 (the “Closed Prepayment Date”), provided that Borrower gives Lender at least thirty (30) days prior written notice of its intention to make any such prepayment, the date thereof and the amount to be prepaid, and that Borrower also pays to Lender, as consideration for the privilege of making such prepayment, the Prepayment Premium.
(b)    The “Prepayment Premium” shall be equal to the greater of (x) or (y) where:
(x)    is equal to the amount to be prepaid multiplied by one percent
(1%); and

(y)	is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the Reinvestment Yield on a monthly basis.
The “Monthly Payment Differential” means the monthly interest (without amortization), which would be earned if the prepayment were invested at the Contract Rate less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.
The “Reinvestment Yield” means 25 basis points, plus the yield to maturity of a Treasury Issue, adjusted from a semi-annual to a monthly rate, which has the closest maturity (month and year) prior to the Maturity Date, as quoted in The Wall Street Journal published in print or on-line on the second (2nd) calendar day immediately preceding the date for prepayment as set forth in Borrower’s notice of its intention to prepay, but if said second (2nd) day is not a Business Day, then as quoted on the preceding Business Day. If more than one Treasury Issue has the same maturity date, then the Treasury Issue having the market yield that differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such Treasury Issue information in print or on-line on the applicable date, then any other publication selected by Lender quoting daily market yields for Treasury Issues will be used.
(c)    If the Maturity Date is accelerated by Lender because of the occurrence of an Event of Default or accelerated pursuant to the provisions in the Loan Documents (an “Acceleration Event”), the acceleration shall be deemed to be an election on the part of Borrower to prepay the Loan. Accordingly, there shall be added to the amount due after an Event of Default and resulting acceleration, the Prepayment Premium, calculated as set forth above and using as the Prepayment Date the date on which any tender of payment is made, and Borrower agrees to pay same. Any tender of payment made (or judgment entered) after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale), shall include the Prepayment Premium computed as provided above. If the Acceleration Event occurs prior to the Closed Prepayment Date, a Prepayment Premium (a “Closed Period Prepayment Premium”) shall nevertheless be paid, which Closed Period Prepayment Premium shall be calculated as set forth in Subsection 2.5(b) above, except that with respect to clause (x), the Closed Period Prepayment Premium shall equal the amount to be prepaid multiplied by three percent (3%) (rather than one percent (1%)), and that with respect to clause (y), the Reinvestment Yield (calculated as provided for above) shall be reduced by two (2) percentage points.
(d)    There will be due with any principal prepayment, all accrued and unpaid interest and all other fees, charges and payments due under this Agreement, the Note and the other Loan Documents.
(e)    No Prepayment Premium shall be required to be paid in connection with payment of insurance, or condemnation Proceeds to Lender which Lender requires to be applied to the Indebtedness in accordance with the provisions of this Agreement, except if such application to the Indebtedness is after an Event of Default.
(f)    Borrower acknowledges and agrees that all of the economic terms set forth in the Loan Documents, including, without limitation, the Contract Rate, have been agreed to by Lender based on Lender’s expectation that the Loan will not be repaid prior to the Maturity Date (e.g., had Lender anticipated a shorter Loan Term, the Contract Rate may have been a higher rate of interest). However, in order to accommodate Borrower, Lender has agreed to permit Borrower to repay the Loan prior to the Maturity Date in accordance with, and subject to, the terms set forth above provided that, and as consideration for such agreement, Borrower agrees to pay Lender the Prepayment Premium. Borrower acknowledges and agrees that, even if Lender is able to loan the amount prepaid by Borrower to another Person on the same terms and conditions as herein provided, Lender shall not have fully recovered Lender’s lost profits, costs, expenses and damages suffered as a result of such early prepayment; therefore, Borrower and Lender have agreed on the Prepayment Premium as compensation for Lender’s estimated lost profits, costs, expenses and damages resulting from such prepayment. The Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Agreement, or under the other Loan Documents, or pursuant to the provisions of law.
(g)    No Prepayment Premium shall be required to be paid after September 1, 2026.
[Remainder of page intentionally blank.]

(h)    TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY (I) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (II) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THE NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE MORTGAGE, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT PREMIUM OR CLOSED PERIOD PREPAYMENT PREMIUM, AS APPLICABLE, SPECIFIED IN THE FOREGOING PROVISIONS. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT THE AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS AGREEMENT CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT.

Borrower's Initials:	/s/ TR MN
Section 2.6    Security. The Loan shall be secured by inter alia (1) the Mortgage creating a first priority lien on the Mortgaged Property, (2) the Assignment of Leases and Rents creating a first priority lien on the Leases and the Property Income, and (3) the liens and security interests granted in the other Loan Documents.
Section 2.7    Payments.
(a)    All payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Note and any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender. All such payments that are regularly scheduled monthly payments of principal, interest or reserves shall be made by Borrower by automatic clearing house (“ACH”) debit of a bank account of Borrower of which Lender has received at least thirty (30) days’ prior written notice. All other payments from Borrower to Lender shall be made by wire transfer of immediately available funds to an account designated by Lender in writing to Borrower.
(b)    If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for any principal so extended for the period of such extension.
(c)    Each payment received by Lender hereunder, under the Note or any other Loan Document shall be applied in the following order:

(i)	First, to the interest due on any Advances made by Lender under this Agreement or any other Loan Document;

(ii)	Next, to the principal amount of any Advances made by Lender under this Agreement or any other Loan Document;

(iii)	Next, to Late Charges, attorneys’ fees or any other amount due hereunder or under any other Loan Document save for the amounts described in clauses (iv), (v) and (vi) immediately below;

(iv)	Next, to any Prepayment Premium or Closed Period Prepayment Premium, as applicable, then due and payable under this Agreement;

(v)	Next, to accrued interest due Lender under this Agreement or any of the other Loan Documents; and

(vi)	Finally, to the principal balance of the Loan.
Notwithstanding the foregoing, during the continuance of an Event of Default or in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Agreement, when due, whether on the Maturity Date or on any earlier date as a result of any Acceleration Event, Lender, at its option, shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.
ARTICLE 3.
INSURANCE AND CONDEMNATION
Section 3.1    Insurance Requirements.
(a)    Property Insurance. Borrower shall maintain either “all risk” or “special form” real and personal property insurance and “boiler and machinery insurance”, insuring one hundred percent (100%) of the insurable replacement cost value of the Improvements and the Equipment, with a deductible not to exceed Two Hundred Thousand Dollars ($200,000) with the exception of earthquake, named windstorm and flood, with no coinsurance or similar penalty and covering (i) “business interruption” (including “rent loss”), in an amount equal to at least eighteen (18) months of the Property Income (determined as of the most recently concluded twelve (12) month period for which financial statements are available at the time of renewal or replacement of such insurance), and an extended period of indemnity of at least one hundred eighty (180) days and (ii) “extra expenses”. Covered perils shall include “acts of terrorism” (whether or not certified), “windstorm” (including “named windstorm”), “vandalism and malicious mischief”. Unless all Improvements continue to comply with all applicable laws, codes and regulations, Borrower shall maintain “ordinance and law” coverage in the following minimum percentages of the value of the Improvements: Coverage A – one hundred percent (100%); Coverage B, “demolition and debris removal” – ten percent (10%); and, Coverage C, “increased costs of construction” – ten percent (10%), and must also insure the right to re-build the Improvements of the same size and height and with the same parking as the existing improvements. If the Improvements are non-conforming and such non-conformity is not covered under the “ordinance & law” provisions, Borrower may be required by Lender to purchase a separate policy covering such non-conformity for the benefit of Lender. Earthquake insurance is required as specified in Subsection 3.1(e). Lender may from time to time also require that Borrower maintain insurance reasonably acceptable to Lender for “flood” and “builder’s risk”. Notwithstanding anything to the contrary above, any insurance required hereunder shall only be required to the extent that it is commercially available.
(b)    Liability Insurance. Borrower shall also maintain Commercial General Liability insurance (including contractual liability and Acts of Terrorism) in an amount equal to at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, with a Per Location aggregate endorsement (in an amount not to exceed Fifty Million Dollars ($50,000,000) in the aggregate) if multiple properties are insured under the same policy. In addition, Borrower shall maintain Umbrella or Excess Liability insurance in an amount Lender determines to be reasonable from time to time (in an amount not to exceed Fifty Million Dollars ($50,000,000) per occurrence and Fifty Million Dollars ($50,000,000) in the aggregate). Lender may, from time to time also require that Borrower maintain insurance reasonably acceptable to Lender for Commercial Auto, Workers Compensation, Environmental and such other insurance as Lender may require. Notwithstanding anything to the contrary above, any insurance required hereunder shall only be required to the extent that it is commercially available.
(c)    Evidence of Insurance By Acceptable Insurers. Borrower and Lender acknowledge and agree that, prior to the date of this Agreement, Borrower provided to Lender the following evidences of insurance (the “Closing Insurance Certificates”): (i) an ACORD 28 (current version) Evidence of Property Insurance provided by an authorized insurance agent or broker confirming coverages are maintained for real and personal property insurance as required to be carried by Borrower under this Agreement; and (ii) an ACORD 25 Certificate of Liability Insurance, provided by an authorized insurance agent, broker or insurance carrier confirming coverages are maintained for liability insurance as required to be carried by Borrower under this Agreement. From and after the date hereof, through and including the Maturity Date, Borrower shall provide new evidences of insurance to Lender at least ten (10) days prior to the expiration date of each applicable insurance policy, which such evidences of insurance shall be subject to Lender’s approval, which such approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing sentence, each evidence of insurance and certificate required to be provided during the Loan Term must include a mortgagee clause and a loss payee clause reasonably satisfactory to Lender, and any Certificate of Liability Insurance must name Lender as an Additional Insured for Commercial General Liability with respect to the Premises. Unless consented to by Lender, each insurance company providing coverage must have an A. M. Best rating of A‑X or better.
(d)    Blanket Insurance Policies. Borrower’s insurance requirements under this Article 3 may be satisfied by maintaining either individual policies covering only the Premises, or blanket insurance policies covering multiple properties, provided that with respect to any blanket insurance policies Borrower also covenants to either reinstate, as soon as practicable, any limits and coverages which are used, reduced or cancelled back up to the blanket policy limits approved by Lender in its reasonable discretion with deductibles or self insurance which are customary for similarly capitalized companies and with a deductible of up to five percent (5%) for earthquake insurance, provided such insurance is commercially available, or to secure individual policy coverages for the Premises satisfying these insurance requirements with a deductible of up to five percent (5%) for earthquake insurance, provided such insurance is commercially available. Borrower will deliver to Lender a Schedule of Locations Insured on a regional basis under any blanket insurance policy applicable to the Mortgaged Property together with the related certificates of insurance.
(e)    Earthquake Insurance. Notwithstanding the requirement in Subsection 3.1(a) above that Borrower carry earthquake insurance during the entire Loan Term provided that such earthquake insurance is commercially available, such requirement shall be deemed satisfied by the earthquake coverage provided by Sponsor’s blanket insurance policies meeting the requirements of Subsection 3.1(d) above, but only for so long as such blanket insurance policies provide for a deductible of not more than five percent (5%) for earthquake insurance. In the event that the deductible for earthquake insurance under such blanket insurance policies is increased to more than five percent (5%), Borrower shall have a period not to exceed sixty (60) days following the increase of such deductible to provide a reasonably acceptable individual policy with respect to the Premises for insurance against earthquake loss in an amount equal to the product of (A) the Scenario Upper Loss for the Premises multiplied by (B) the replacement cost of the Premises and less a five percent (5%) deductible.
(f)    Miscellaneous Insurance Requirements.
(i)    All insurance policies and endorsements required pursuant to this Agreement shall: (w) be endorsed to name Lender as a primary additional insured thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as Lender may reasonably require; (x) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State; (y) without limiting the foregoing, provide that such policy or endorsement may not be canceled except upon at least thirty (30) days’ prior written notice of intention of non-renewal or cancellation to Lender, and that no act or thing done by Borrower or Lender shall invalidate the policy as against Lender; and (z) subject to Subsection 3.1(f)(ii) hereof, be in form and content satisfactory to Lender in its reasonable discretion, including, without limitation, the coverages, limits and deductibles of such insurance policies and endorsements.
(ii)    If an Event of Default has occurred and is continuing or a casualty with respect to the Premises and/or Equipment has occurred, within ten (10) Business Days following a request by Lender, Borrower shall deliver to Lender copies of all then current policies and endorsements required hereunder, certified by the insurance company or authorized agent as being true copies, together with any other insurance policy information and other related information (such as Probable Maximum Loss or Scenario Upper Limit studies) Lender requests from time to time, so that Lender may determine that insurance continues to be acceptable to it and satisfies all insurance requirements set forth in this Agreement; provided, however, Lender shall not require Borrower to obtain any insurance coverage in addition to the coverages described in the Closing Insurance Certificates, or to adjust the limits or deductibles of any insurance policies from the limits and deductibles of the applicable insurance policies described in the Closing Insurance Certificates, unless, in each instance, such additional insurance coverage or such adjusted limits or deductibles is attributable to the specific location and then-current characteristics of the Premises (specifically excluding Earthquake insurance, which shall only be required in accordance with Subsection 3.1(e) above), and such requirement is generally being imposed by portfolio lenders similar to Lender in connection with loans of a similar size and type as the Loan that are secured by properties of similar type and location as the Mortgaged Property. Without limiting the foregoing provisions of this Subsection 3.1(f)(ii), Borrower shall deliver to Lender an executive summary of the RMS RiskLink Report, or equivalent, with respect to the earthquake coverage provided by Sponsor’s blanket insurance policies, from time to time following Lender’s request therefor; provided, however, and subject to the first sentence of this Subsection 3.1(f)(ii), Borrower shall not be required to deliver such studies more often than four (4) times during the term of the Loan. Borrower may request an extension of time not exceeding sixty (60) days to deliver the foregoing certified copies of the then current policies and endorsements if Borrower has done all things necessary to obtain the issuance thereof, including the payment of all premiums therefor, and Borrower has delivered to Lender within the above ten (10) Business Day period evidence of insurance satisfactory to Lender in its reasonable discretion issued by the approved insurer showing all required coverage to be in full force and effect for the succeeding twelve (12) month period, along with evidence satisfactory to Lender in its reasonable discretion of payment in full of all premiums. If Borrower fails to maintain insurance in compliance with this Agreement, Lender may (but shall not be obligated to) obtain such insurance and pay the premium therefor and Borrower shall reimburse Lender on demand for all such Advances.
(iii)    Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds and Lender shall be entitled to dispose of such Proceeds as hereinafter provided.
Section 3.2    Damage, Destruction and Restoration.
(a)    In the event of any damage to or destruction of the Premises and/or Equipment, Borrower shall give prompt written notice to Lender and shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises and/or Equipment so damaged or destroyed in full compliance with all legal requirements and with the provisions of Subsections 3.2(e), (f) and (h), and free and clear from any and all liens and claims other than Permitted Encumbrances. Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the “Work”. Except as expressly permitted under Subsection 3.2(h), Borrower shall not adjust, compromise or settle any claim for insurance Proceeds without the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned. Except as provided in Subsection 3.2(d), Lender shall have the option in its sole discretion to apply any insurance Proceeds (other than Proceeds of any business interruption insurance) it may receive pursuant to this Agreement (less any reasonably incurred cost to Lender of recovering and paying out such Proceeds, including reasonable attorneys’ fees, costs and expenses) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work. If any insurance Proceeds are applied to reduce the Indebtedness, provided no Event of Default shall have occurred and be continuing, Lender shall apply the same, without any Prepayment Premium, in accordance with the provisions of Subsection 2.7(c) of this Agreement. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Lender, at its option, may apply any insurance Proceeds to the Indebtedness in such order and priority as Lender deems appropriate in its sole discretion and a

Prepayment Premium or Closed Period Prepayment Premium shall be due and payable in accordance with the terms of Subsections 2.5(b) and (c) in connection with any such prepayment.
(b)    In the event of the foreclosure of the Mortgage or other transfer of title to or assignment of the Mortgaged Property in extinguishment of the Indebtedness in whole or in part and to the extent permitted pursuant to the individual insurance policies, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement and any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee at the foreclosure sale of the Mortgaged Property.
(c)    Borrower hereby irrevocably appoints Lender its attorney-in-fact, coupled with an interest, to apply and make claims for insurance Proceeds under all insurance policies, to prosecute and settle such claims and to endorse any checks, drafts or other instruments representing any insurance Proceeds whether payable by reason of loss thereunder or otherwise. Additionally, Lender may notify any and all insurers under casualty and liability insurance policies that Lender has a security interest pursuant to the provisions of this Agreement in and to such insurance policies and any proceeds thereof, and that any payments under those insurance policies are to be made directly to Lender. Lender’s rights under this Section 3.2 may be exercised by Lender or a court appointed receiver appointed upon the request of Lender and irrespective of whether or not an Event of Default (or any matter which, after notice or passage of time or both, would constitute an Event of Default) shall have occurred under this Agreement.
(d)    Notwithstanding the provisions of Subsection 3.2(a) or Subsection 3.3, if in Lender’s reasonable judgment the cost of the Work shall not exceed fifty percent (50%) of the then outstanding principal balance of the Loan, then Lender shall, upon request by Borrower, permit Borrower to use the Proceeds for the Work (subject to the provisions of, and less Lender’s costs described in, Subsection 3.2(e)), so long as:

(i)	no Event of Default shall then exist nor any matter(s) exist which, after notice of default or passage of time or both, would constitute an Event of Default;

(ii)	the Work can be completed, as determined by Lender in its reasonable discretion, by the date is twelve (12) months prior to the Maturity Date;

(iii)
except to the extent compensated pursuant to applicable business interruption insurance Proceeds, none of the Leases in effect immediately prior to the damage or destruction shall have been canceled or terminated nor shall any such Leases contain any still exercisable right to cancel or terminate, in each case as a result of such damage or destruction;

(iv)
all sums necessary to effect the Work over and above any available Proceeds (the “Deficiency Amount”) shall be at the sole cost and expense of Borrower and, at Lender’s request, Borrower shall deposit the Deficiency Amount, as estimated by Lender in its reasonable discretion, with Lender prior to commencing any Work and at all times thereafter;

(v)
at all times during any such Work, Borrower shall maintain (or cause to be maintained), at its sole cost and expense (or at the cost and expense of the Person maintaining such insurance), workers’ compensation, builders risk and public liability insurance in amounts satisfactory to Lender in its reasonable discretion and in accordance with the provisions of this Section 3.2;

(vi)
at all times during any such Work, business income and extra expense including rental value insurance shall be in full force and effect and available to cover any loss of business income and rents resulting from the damage to or destruction of the Premises and/or Equipment.

(vii)
the Improvements shall be restored to substantially the same size, character and condition that existed prior to the damage or destruction except for immaterial changes as determined by Lender in its reasonable judgment or such other changes as are consented to by Lender, such consent not to be unreasonably withheld, delayed or conditioned.

(e)    If any insurance Proceeds are to be used for the Work, then, except for Work that is described in Subsection 3.2(h) below, such Proceeds together with any Deficiency Amount shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any actual, out-of-pocket cost to Lender reasonably incurred in recovering and paying out such Proceeds and/or Deficiency Amount, including reasonable attorneys’ fees, costs and expenses and costs allocable to inspecting the Work and the plans and specifications therefor), subject to each of the following conditions:

(i)
the Work shall be conducted under the supervision of a certified and registered architect or engineer satisfactory to Lender in its reasonable discretion. Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld, delayed or conditioned, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be at least equal in value and general utility to the Premises immediately prior to the damage or destruction;

(ii)
each request for payment shall be made on not less than seven (7) Business Days prior notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above stating: (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if required under (i) above; (B) that the sum requested is justly required to reimburse Borrower for payments by Borrower, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate: (C) if the sum requested is to cover payment relating to repair and restoration of Equipment required or relating to the Premises, that title to the items of Equipment covered by the request for payment is vested in Borrower; and (D) that the amount of such Proceeds together with any Deficiency Amount remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower approving both the Work done to date and the Work covered by the request for payment in question;

(iii)
each request for payment shall be accompanied by waivers of lien satisfactory to Lender in its reasonable discretion covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title insurance company or licensed abstractor, or by other evidence satisfactory to Lender in its reasonable discretion that there has not been filed with respect to the Premises any mechanics’ or other lien relating to any part of the Work not discharged of record. Additionally, as to any Equipment covered by the request for payment, Lender shall be provided with evidence of payment therefor and such further evidence satisfactory to Lender in its reasonable discretion to assure Lender of its valid first lien on the Equipment;

(iv)
Lender shall have the right to inspect the Work at all reasonable times and may condition any disbursement of Proceeds upon the satisfactory completion, as determined in Lender’s reasonable discretion, of any portion of the Work for which payment or reimbursement is being requested. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement;

(v)	Proceeds shall not be disbursed more frequently than every thirty (30) days;

(vi)
any request for payment made after the Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal;

(f)    Upon any failure on the part of Borrower to promptly commence the Work or to proceed diligently and continuously to completion of the Work or if any Event of Default has occurred and is continuing, Lender, at its sole option, shall be entitled to apply at any time all or any portion of the Proceeds it then or thereafter holds to the repayment of the Indebtedness or to the curing of any Event of Default.
(g)    Upon completion of the Work and payment in full therefor any unexpended Proceeds (and for purposes of this provision, any insurance Proceeds shall be deemed applied to the cost of completion of the Work prior to application of any Deficiency Amount), shall be either paid over to Borrower or, at Lender’s option if an Event of Default has occurred and is continuing, applied to the reduction of the Indebtedness without any Prepayment Premium that would otherwise be applicable to a prepayment of the Loan at that time.
(h)    Notwithstanding any other provision of this Section 3.2, if no Event of Default shall exist and be continuing (nor any matters have occurred which, after notice or passage of time or both, would constitute an Event of Default) and in Lender’s reasonable judgment the cost of the Work is less than Three Million Five Hundred Thousand Dollars ($3,500,000) and the Work can be completed in less than twelve (12) months, but in any event, no later than twelve (12) months prior to the Maturity Date, then Lender shall, upon request by Borrower, permit Borrower to apply for and receive the insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Proceeds directly to Borrower), provided that Borrower shall apply such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work.
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(i)    BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS AWARE OF AND UNDERSTANDS SCHOOLCRAFT V. ROSS (81 CAL. APP. 3D 75 (1981)) AND ITS PROGENY AS WELL AS CALIFORNIA CIVIL CODE SECTION 2924.7 AND FINANCIAL CODE SECTIONS 1227.3 AND 7462, WHICH PERMIT LENDER TO REQUIRE INSURANCE BUT OBLIGATE LENDER TO ALLOW BORROWER TO USE CASUALTY INSURANCE PROCEEDS FOR THE PURPOSE OF REPAIRING OR RESTORING THE PREMISES PLEDGED AS SECURITY FOR THE BORROWER’S OBLIGATIONS TO LENDER UNLESS LENDER’S SECURITY HAS BEEN IMPAIRED. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT, IN THE EVENT OF A CASUALTY TO THE PREMISES, IF BORROWER FAILS TO REPAIR OR RESTORE THE PREMISES IN A MANNER CONSISTENT WITH THE PROVISIONS OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH FAILURE IS THE RESULT OF ANY VOLUNTARY ACTION OR INACTION BY BORROWER, OR ANY ACT OR DETERMINATION OF ANY GOVERNMENTAL AUTHORITY (WHETHER PURSUANT TO ANY ZONING, LAND USE OR OTHER ORDINANCE, CODE, REGULATION OR REQUIREMENT OR OTHERWISE), SUCH FAILURE IS AND SHALL BE DEEMED A SUBSTANTIAL IMPAIRMENT OF THE MORTGAGED PROPERTY ENTITLING LENDER TO APPLY THE NET INSURANCE PROCEEDS TO THE INDEBTEDNESS IN SUCH ORDER AND MANNER AS LENDER MAY ELECT, WHETHER OR NOT DUE AND PAYABLE, WITH ANY EXCESS PAID TO BORROWER. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS PROVISION HAVE BEEN SPECIFICALLY BARGAINED FOR AND ARE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND WITHOUT WHICH LENDER WOULD NOT MAKE THE LOAN.

Borrower's Initials:	/s/ TR MN
Section 3.3    Condemnation. Borrower shall notify Lender immediately of the actual or, to Borrower’s knowledge, written threatened commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in such proceedings and Borrower shall deliver to Lender all instruments requested by Lender to permit such participation. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the Proceeds of any such condemnation and to make any compromise or settlement in connection with such proceedings, subject to the provisions of this Agreement. Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender, such consent not to be unreasonably withheld, delayed or conditioned. All Proceeds of any condemnation, or purchase in lieu thereof, of the Premises or any portion thereof are hereby assigned to and shall be paid to Lender, subject to the provisions of this Agreement. Borrower hereby authorizes Lender to collect and receive such Proceeds, to give proper receipts and acquittances therefor and, except as otherwise provided in Subsection 3.2(d), to apply such Proceeds (less any actual, out-of-pocket cost to Lender reasonably incurred in recovering and paying out such Proceeds, including reasonable attorneys’ fees, costs and expenses allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Indebtedness or to the repair, restoration or rebuilding of the Premises in the manner and subject to the conditions set forth in Section 3.2. If the Proceeds are used to reduce the Indebtedness, they shall be applied in the order provided in Subsection 2.7(c), without any Prepayment Premium. Borrower shall promptly execute and deliver all instruments reasonably requested by Lender for the purpose of confirming the assignment of the condemnation Proceeds to Lender. Borrower waives the provisions of any law prohibiting Lender from taking such an election, including but not limited to, the provisions of California Code of Civil Procedure Sections 1265.210 et seq.
ARTICLE 4.
ENVIRONMENTAL MATTERS
Section 4.1    Terms Incorporated by Reference. The terms and provisions of the Environmental Indemnification Agreement are incorporated herein by reference in their entirety.
ARTICLE 5.
CERTAIN PROPERTY MATTERS
Section 5.1    Lease Covenants and Limitations.
(a)    (i)    Except as expressly contemplated by or permitted under Leases approved by Lender or New Leases or New Lease Modifications not requiring Lender’s approval in accordance with Subsection 5.1(c) (such New Lease or New Lease Modification, as applicable, a “No-Approval Lease”), all New Leases, New Lease Modifications and terminations of Leases in excess of twenty thousand (20,000) net rentable square feet (other than any termination of any such Lease at the end of the applicable lease term in accordance with the terms thereof or any termination of any such Lease on account of the applicable tenant’s default thereunder) shall be subject to the prior review and approval of Lender as provided in Subsection 5.1(a)(ii) and (iii) below, at Borrower’s expense. Borrower shall provide Lender with executed copies of all New Leases and New Lease Modifications within sixty (60) days after the end of the first three (3) fiscal quarters of each Fiscal Year during the Loan Term, but only if requested by Lender, and within one hundred five (105) days after the end of each Fiscal Year, in accordance with Subsection 7.1(a)(i) hereof. For each New Lease permitted hereunder, upon Lender’s written request, Borrower shall use commercially reasonable efforts to provide Lender with (A) a tenant estoppel certificate (which request shall not be made with respect to any New Lease more than once each calendar year unless an Event of Default shall have occurred and be continuing), executed by the tenant thereunder either on a Lender pre-approved form of tenant estoppel certificate or such other form as Lender shall reasonably approve, and (B) with respect to a New Lease in excess of twenty thousand (20,000) net rentable square feet, unless previously provided and still in effect with respect to such New Lease, a subordination, non-disturbance and attornment agreement executed by the tenant thereunder in the form attached as Exhibit F to this Agreement or such other form as Lender shall approve in its reasonable discretion.

(ii)    With respect to any New Lease or New Lease Modification other than a No-Approval Lease, if, within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval stating in bold uppercase letters at the top of such notice “PURSUANT TO THE TERMS OF SUBSECTION 5.1(a)(ii) OF THE LOAN AGREEMENT DATED NOVEMBER 29, 2016, BORROWER REQUESTS APPROVAL OF A NEW LEASE OR NEW LEASE MODIFICATION. ANY FAILURE OF LENDER TO RESPOND TO BORROWER’S REQUEST FOR SUCH APPROVAL WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE SHALL BE DEEMED TO BE LENDER’S APPROVAL OF SUCH NEW LEASE OR NEW LEASE MODIFICATION”, together with the following, all delivered in accordance with the notice requirements set forth in Section 12.1: (w) a true, correct and complete copy of any proposed final New Lease or New Lease Modification, as applicable, including all exhibits, (x) for a New Lease, a blackline copy of the final New Lease showing differences from a standard lease form previously approved by Lender, (y) a lease summary describing in reasonable detail all material terms of the New Lease or New Lease Modification, and (z) to the extent available and permitted by any confidentiality agreement with the tenant, a description of tenant’s business and owners, the tenant’s most recent financial statements, and a credit report (collectively, the “Lease Approval Package”), Lender shall fail to approve or disapprove such New Lease or New Lease Modification (which such disapproval shall include the reasons therefor), then such New Lease or New Lease Modification, as applicable, shall be deemed approved by Lender.
(iii)    With respect to any termination of any Lease for which Lender’s prior approval is required, if, within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval stating in bold uppercase letters at the top of such notice “PURSUANT TO THE TERMS OF SUBSECTION 5.1(a)(iii) OF THE LOAN AGREEMENT DATED NOVEMBER 29, 2016, BORROWER REQUESTS APPROVAL OF THE TERMINATION OF A LEASE. ANY FAILURE OF LENDER TO RESPOND TO BORROWER’S REQUEST FOR SUCH APPROVAL WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE SHALL BE DEEMED TO BE LENDER’S APPROVAL OF SUCH TERMINATION OF A LEASE”, together with the following, all delivered in accordance with the notice requirements set forth in Section 12.1: (x) a true, correct and complete copy of any lease termination agreement, including any amendments and supplements relating thereto, (y) a reasonably detailed description of all material terms of the lease termination, including disclosure of any and all consideration to be exchanged between parties and their respective affiliates, including a description of any potential new lease that may be entered into between or among affiliates of Borrower and tenant in another property, and (z) a written request that Lender approve the Lease Termination (collectively, the “Lease Termination Approval Package”), Lender shall fail to approve or disapprove such Lease termination (which such disapproval shall include the reasons therefor), then such Lease termination shall be deemed approved by Lender.
(b)    Borrower shall perform all obligations as lessor under all Leases and shall enforce all of the terms, covenants and conditions contained therein upon the part of the lessee thereunder to be performed or observed, short of termination thereof; provided, however, Borrower’s failure to comply with this sentence shall not result in an Event of Default unless such failure is in any material respect and following the expiration of any applicable notice or cure period contemplated herein. Except as permitted pursuant to Subsection 5.1(a) above, Borrower shall not take any action which would cause any Lease to cease to be in full force and effect. Except with the prior written consent of Lender or with respect to any No-Approval Leases, Borrower shall not: (i) cancel, terminate, surrender, sublet or assign any Lease or consent to any cancellation, termination, surrender, subletting or assignment thereof (except as permitted pursuant to the terms of any such Lease); (ii) enter into any consensual document or agreement to subordinate any Lease to any mortgage, deed of trust or other security interest that is subordinate to the Mortgage; (iii) enter into any new Lease or amend, modify or renew any existing Lease (except as permitted in Subsection 5.1(c)); (iv) waive any default under or breach of any Lease (except as permitted in Subsection 5.1(c)); (v) consent to or accept any prepayment or discount of rent or advance rent under any Lease (except as permitted in Subsection 5.1(c)); (vi) take any other action in connection with any Lease which could reasonably be expected to impair or jeopardize the validity of such Lease or Lender’s interest therein; or (vii) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to any Lease or cancel or terminate such guaranty, letter of credit or other credit support (except as permitted in Subsection 5.1(c)).
(c)    Notwithstanding Subsection 5.1(a) or 5.1(b), so long as no Event of Default shall have occurred and be continuing, Lender’s approval shall not be required for Borrower to enter into any New Lease or any New Lease Modification (other than any New Lease Modification that adds or amends in any material respect any lease termination options), provided that each of the following conditions are satisfied: (i) the New Lease or the existing Lease as modified by the New Lease Modification, as applicable, covers less than fifty thousand (50,000) net rentable square feet of the Improvements located on the Premises, including any square feet provided for in any expansion options and other space already leased to the subject tenant; (ii) only with respect to any New Lease that covers more than twenty thousand (20,000) net rentable square feet, such New Lease is written on a standard form approved by Lender, in advance and in writing, and without material modification; (iii) the New Lease or the New Lease Modification, as applicable, is an arm’s-length transaction with a bona fide, independent third party tenant; (iv) the New Lease or New Lease Modification provides for rental rates and terms comparable to existing local market rates and terms; (v) the New Lease or the New Lease Modification, as applicable, will not violate any provision of any other Lease, restriction, covenant or public or private agreement affecting the Premises or this Agreement or any other Loan Document, including Subsection 4.1(b); (vi) the New Lease or the New Lease Modification, as applicable, imposes no tenant improvement obligations on Borrower beyond the initial lease-up and occupancy by the tenant in excess of the lesser of Fifty Dollars per square foot ($50/sq.ft.) or Eight Hundred Thousand Dollars ($800,000) for costs associated with expansion or extension options; (vii) the New Lease or the New Lease Modification, as applicable, contains no right of the tenant to acquire any ownership interest in any of the Mortgaged Property; (viii) if the New Lease is in excess of twenty thousand (20,000) net rentable square feet, such New Lease provides that the tenant will unconditionally attorn to a foreclosing lender without requiring Lender to execute a non-disturbance agreement, or the subject tenant agrees to execute a subordination, non-disturbance and attornment agreement in connection therewith in the form attached hereto as Exhibit F or such other form acceptable to Lender in its reasonable discretion, subject to verification by Lender that the New Lease or New Lease Modification, as applicable, otherwise qualifies as a No-Approval Lease. If any of the aforesaid conditions are not satisfied, then Lender’s prior consent to such New Lease or such New Lease Modification, as applicable, shall be required. If the New Lease is less than twenty thousand (20,000) net rentable square feet, and otherwise qualifies as a No-Approval Lease, then if requested by the tenant thereunder, Lender will provide a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit F, or such other form acceptable to Lender in its reasonable discretion Notwithstanding Subsection 5.1(c)(iii), a New Lease Modification with respect to the Lease dated April 29, 2002 between Kilroy LP, as landlord, and Kilroy Services, LLC as tenant (the “KRC Lease”) shall be exempt from the restriction in Subsection 5.1(c)(iii) and, in the event that the KRC Lease is terminated, a New Lease or a New Lease Modification, between Borrower, as landlord, and Sponsor or an Affiliate of Sponsor, as tenant, covering not more than ten thousand (10,000) net rentable square feet shall be exempt from the restriction in Subsection 5.1(c)(iii). In determining whether a Lease with Sponsor of an Affiliate of Sponsor covers more than ten thousand (10,000) net rentable square feet, all space leased to Sponsor or an Affiliate of Sponsor (whether pursuant to one or more Leases) in the Improvements located on the Premises shall be aggregated. If requested by Lender, Borrower shall provide a true copy of each such New Lease and each such New Lease Modification within one hundred five (105) days after the end of each Fiscal Year, in accordance with Subsection 7.1(a)(i) hereof. In determining under clause (i) above whether a New Lease, or an existing Lease as modified by a New Lease Modification, is for fifty thousand (50,000) net rentable square feet of building area of the Improvements located on the Premises, all space leased to any one tenant (whether pursuant to one or more Leases) in the Improvements located on the Premises shall be aggregated.
(d)    [Intentionally Omitted.]
(e)    Upon Lender’s request, at any time following the occurrence and during the continuance of an Event of Default, Borrower shall transfer and assign to Lender any or all of the tenant security deposits, including any letters of credit securing tenant obligations, under the Leases, together with: (i) any assignment of the proceeds of such security deposits; (ii) any assignment and transfer of such letters of credit or the proceeds thereof; and (iii) to the extent required pursuant to the applicable Lease and, so long as the same can be obtained with commercially reasonable efforts, any tenants’ consents to assignment of such security deposits and assignment and transfer of such letters of credit, in each case under clause (i) through (iii), as Lender shall reasonably request. All security deposits delivered to Lender shall be held without interest and may be commingled with Lender’s other funds (unless the payment of interest thereon and the maintenance of a separate account therefor is required under applicable tenant leases or by applicable law).
(f)    Following the occurrence and during the continuance of an Event of Default, Lender may, with or without exercising any other rights or remedies: (i) give or require Borrower to give notice to any or all tenants under the Leases and all Lease guarantors authorizing and directing them to pay all Property Income under the Leases directly to Lender and to continue to do so until the tenants and Lease guarantors are otherwise notified by Lender in writing; and (ii) apply for the appointment of a receiver of the Mortgaged Property to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced under any of the Mortgage and whether or not a foreclosure sale has occurred.
(g)    Without limiting Lender’s approval rights under Subsection 5.1(a), if any tenant is required to pay a lease termination, cancellation or contraction fee in excess of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) as a result of such tenant terminating its Lease, and Borrower has not re-let the space vacated as a result of such Lease termination on or prior to the date of such Lease termination, then upon such Lease termination, the amount so required to be paid by such tenant shall be collaterally assigned to Lender as additional collateral for the Loan and deposited with Lender in an interest bearing account (the “Lease Termination Reserve Account”), with interest accruing for the benefit of Borrower. So long as no Event of Default shall have occurred and be continuing, (i) upon the execution of an Acceptable Lease for the space, or a portion of the space, vacated as a result of the Lease termination, half of the allocable amount of the Lease Termination Reserve Account relating to the Lease termination payment for the applicable space (inclusive of interest attributable thereto) shall be refunded to Borrower and (ii) upon the occupancy by the tenant under such Acceptable Lease for such space, or a portion of such space, vacated as a result of such Lease termination, the remaining half of the allocable amount of the Lease Termination Reserve Account relating to the Lease termination payment for such space (inclusive of interest attributable thereto) shall be refunded to Borrower. Should an Event of Default occur prior to any such release, all funds in the Lease Termination Reserve Account may, during the continuance of such Event of Default, be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.
(h)    In the event any payment is made to Borrower as a result of a draw under the “L-C” (as defined in that certain Office Lease dated as of March 26, 2014 by and between Kilroy Realty, L.P., as landlord, and Riot Games, Inc., as tenant (as the same was assigned by Kilroy Realty, L.P. to Borrower, and as the same may have been and may hereafter be amended, modified, supplemented, restated or replaced from time to time, the “Riot Games Phase 1 Lease”)), made pursuant to and in accordance with the terms and conditions of the Riot Games Phase 1 Lease, the amount so received by Borrower (the “L-C Draw Amount”) shall be collaterally assigned to Lender as additional collateral for the Loan and deposited with Lender in an interest bearing account (the “Riot Games Lease Reserve Account”), with interest accruing for the benefit of Borrower. So long as no Event of Default shall have occurred and be continuing, Borrower may request disbursements of the funds then in the Riot Games Lease Reserve Account under the following circumstances: (i) to apply against any Rent (as defined in the Riot Games Phase 1 Lease) payable by the tenant under the Riot Games Phase 1 Lease that was not paid when due and/or to compensate Borrower, in its capacity as the landlord under the Riot Games Phase 1 Lease, for any and all losses and/or damages suffered by Borrower (or awarded to Borrower at law) as a result of any breach or default by the tenant under the Riot Games Phase 1 Lease, in either case in accordance with the express provisions of the Riot Games Phase 1 Lease, the amount of which disbursement shall not exceed, as applicable, the amount Borrower estimates, and Lender approves in its reasonable discretion, to be necessary to pay such Rent or to compensate Borrower for such losses and/or damages, evidence of which shall have been provided to and approved by Lender in its reasonable discretion (the amounts under this clause (i), collectively, the “Lease Default Damages”); (ii) to return to the tenant under the Riot Games Phase 1 Lease, to the extent required in accordance with the express provisions of the Riot Games Phase 1 Lease, the L-C Draw Amount minus the amount of previously applied Lease Default Damages, in each case in accordance with the express provisions of the Riot Games Phase 1 Lease; and (iii) following the termination of the Riot Games Phase 1 Lease, (x) upon the execution of an Acceptable Lease for the space vacated as a result of such termination, half of the amount of the Riot Games Lease Reserve Account (inclusive of interest attributable thereto) shall be refunded to Borrower and (y) upon the occupancy by the tenant under such Acceptable Lease for such space vacated as a result of such Lease termination, the remaining half of the amount of the Riot Games Lease Reserve Account (inclusive of interest attributable thereto) shall be refunded to Borrower; provided, however, should Borrower enter into one or more Acceptable Leases for less than all of the space vacated as a result of such termination, Borrower shall be entitled to disbursements from the Riot Games Lease Reserve Account in the same proportion as the total square footage leased pursuant to each such Acceptable Lease relates to the total square footage leased pursuant to the Riot Games Phase 1 Lease. Should an Event of Default occur prior to any such disbursement, any Lease Default Damages remaining in the Riot Games Lease Reserve Account may, during the continuance of such Event of Default, be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower hereby acknowledges and agrees that the proceeds of any other letter of credit provided to Borrower from Riot Games, Inc. or any Affiliate thereof pursuant to the terms of the Riot Games Phase 1 Lease or any other Lease between Borrower and Riot Games, Inc. or such Affiliate thereof, shall be deposited into the Riot Games Lease Reserve Account and be held and disbursed by Lender in accordance with the terms and provisions of this Section 5.1, and the term “Riot Games Phase 1 Lease” shall be deemed to include any such other Lease for purposes of this Section 5.1.
Section 5.2    Management. At all times prior to the payment in full of the Indebtedness, the Mortgaged Property shall be managed by a management company satisfactory to Lender in its reasonable discretion, and for any management company other than Kilroy LP, pursuant to a management agreement satisfactory to Lender in its reasonable discretion. In addition, any leasing commissions agreement affecting the Mortgaged Property must be satisfactory to Lender in its reasonable discretion. Such management agreement and leasing commissions agreement shall be subordinate to the Lien of the Mortgage. Lender approves Kilroy LP as manager of the Mortgaged Property, reserving the right, however, to revoke such approval in accordance with the following sentence. If at any time the management company, management agreement or leasing commissions agreement is not satisfactory to Lender, Borrower shall have a reasonable period, not exceeding sixty (60) days after notice to Borrower of Lender’s disapproval, to obtain a management company, management agreement and/or leasing commissions agreement approved by and satisfactory to Lender, in each case, not to be unreasonably withheld, delayed or conditioned. As a condition to Lender’s approval of any such management agreement or leasing commissions agreement, Borrower, Lender and the applicable management company or leasing agent, shall execute and deliver an Assignment and Subordination of Management Agreement or an Assignment and Subordination of Leasing Commissions Agreement, as applicable, which shall be prepared on Lender’s then current form and which shall otherwise be in form and content satisfactory to Lender in its reasonable discretion.
Section 5.3    Impositions and Utility Charges.
(a)    Borrower shall pay and discharge all Impositions and Utility Charges prior to delinquency, and shall provide to Lender validated receipts or other evidence satisfactory to Lender in its reasonable discretion showing the payment of all such Impositions within fifteen (15) days after the same would otherwise have become delinquent. Borrower’s obligation to pay such Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, Taxes resulting from changes in law after the date of this Agreement which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender’s interests in the Mortgaged Property or otherwise with respect to the Loan. Should Borrower default in the payment of any of such Impositions or Utility Charges, Lender may (but shall not be obligated to) pay such item or any portion thereof and Borrower shall reimburse Lender on demand for all such Advances.
(b)    Borrower shall not be required to pay, discharge or remove any Imposition or Utility Charge so long as Borrower contests in good faith such Imposition or Utility Charge or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that, solely with respect to Impositions, such contest will not result in a tax certificate or other sale of the tax lien and prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have: (i) given Lender prior notice of such contest; and (ii) deposited with Lender, and shall deposit such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred ten percent (110%) of the total of: (A) the balance of such Imposition then remaining unpaid; and (B) all interest, penalties, costs and charges accrued or accumulated thereon. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest, penalties, costs and charges payable in connection therewith. Lender shall have full power and authority to apply any amount deposited with Lender under this Subsection 5.3(b) to the payment of any unpaid Imposition to prevent the sale of any tax lien or the sale or forfeiture of the Mortgaged Property (or any portion thereof) for non-payment thereof. Lender shall have no liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Lender after payment of the Imposition for which a deposit was made shall be repaid to Borrower unless an Event of Default shall have occurred, in which case said surplus may be retained by Lender to be applied to the Indebtedness. Notwithstanding any provision of this Subsection 5.3(b) to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Lender, failure to pay will result in a tax certificate or other sale of the tax lien or the Mortgaged Property (or any portion thereof) is in jeopardy or in danger of being forfeited or foreclosed. If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such Advances. Additionally, in such event, if Lender is prevented by law or judicial or administrative order from paying such Imposition, then Lender, at its option, may declare the entire Indebtedness immediately due and payable.
(c)    Borrower shall deposit, or cause to be deposited, with Lender, to be held by Escrow Agent, monthly, on the due date of each monthly installment under the Note, 1/12th of the annual charges (as estimated by Lender in its reasonable discretion) for Impositions with respect to the Mortgaged Property. If required by Lender, Borrower shall also deposit, or cause to be deposited, with Lender, to be held by Escrow Agent, simultaneously with such monthly deposits and/or the execution of this Agreement, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date initially due. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as reasonably estimated by Lender. When the charges are fixed for the then current year or period, Borrower shall deposit any deficiency on demand. Interest earned on the funds held by Escrow Agent under this Section will be retained by Lender, except to the extent prohibited by law. All funds deposited with Escrow Agent may be commingled with Escrow Agent’s other funds, and shall be applied in payment of the foregoing charges when and as payable provided that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges promptly following Borrower’s receipt of the same, but in any event at least fifteen (15) days prior to the date on which each payment thereof shall first become due.
(d)    Notwithstanding the requirements of Subsection 5.3(c) above, Lender shall waive the requirement for Borrower to make the monthly deposits of the annual charges for Impositions with respect to the Mortgaged Property so long as each of the following terms and conditions continues to be satisfied, as determined by Lender in its reasonable discretion (each of the following, a “Reserve Waiver Requirement” and, collectively, the “Reserve Waiver Requirements”):

(i)
Borrower shall pay and discharge all Impositions affecting the Mortgaged Property on or prior to the last date on which such Impositions may be paid without payment of any interest, late fee or penalty, and shall provide to Lender validated receipts or other evidence satisfactory to Lender in its reasonable discretion showing the timely payment of such Impositions;

(ii)	No uncured monetary default shall exist, nor shall any Event of Default have occurred and be continuing, under the Loan Documents;

(iii)
The original named Borrower as of the Closing Date must still hold sole title to the Mortgaged Property and shall not have exercised its rights pursuant Section 8.3 below. Any transfer of title to the Mortgaged Property, or any portion thereof, shall permit Lender to require institution of a real estate tax and assessment reserve;

(iv)	No other transfer of any interest in the Mortgaged Property has occurred, other than as expressly permitted by Article 8 hereof; and

(v)	There does not exist any subordinate, mezzanine or other indebtedness prohibited by any of the Loan Documents, whether or not such indebtedness is secured by any of the Mortgaged Property.
In the event that Borrower fails, at any time during which a waiver of the requirements of Subsection 5.3(c) is in effect, to satisfy any one or more of the Reserve Waiver Requirements, Borrower shall immediately commence making the monthly deposits of annual charges for Impositions with respect to the Mortgaged Property pursuant to the terms of Subsection 5.3(c), and shall continue to make such deposits for the remainder of the Loan Term, notwithstanding any subsequent satisfaction of such Reserve Waiver Requirements.
ARTICLE 6.
REPRESENTATIONS, WARRANTIES AND COVENANTS
Borrower, jointly and severally (if applicable), represents, warrants and covenants that:
Section 6.1    Organization and Authority.
(a)    The execution and delivery of the Note, this Agreement, the Mortgage and the other Loan Documents have been duly authorized and there is no provision in Borrower’s organizational documents, as amended, requiring further consent for such action by any other Person.
(b)    Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.
(c)    Borrower has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to own and operate its properties, including the Mortgaged Property, and is qualified to carry on its business as now conducted in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Borrower’s ability to perform its material obligations under the Loan Documents.
(d)    The execution and delivery of and performance of its obligations under the Loan Documents: (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party; and (ii) do not require the consent of or any filing with any governmental authority.
(e)    All necessary actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents to which Borrower is a party, and the Loan Documents to which Borrower is a party constitute, legal, valid and binding obligations enforceable in accordance with their respective terms, subject only to the application of bankruptcy and other laws affecting the rights of creditors and general principles of equity.
Section 6.2    Maintenance of Existence. So long as it owns the Mortgaged Property, Borrower shall do all things necessary to preserve and keep in full force and effect its existence and all necessary franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State to carry on its business as now conducted and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or to the Mortgaged Property or any portion thereof; provided, however, Borrower’s failure to so comply with such regulations, rules, ordinances, statutes, orders and decrees shall not result in an Event of Default unless such failure is in any material respect and after the expiration of any applicable notice or cure period contemplated herein.
Section 6.3    Title. Borrower has good, marketable and insurable fee simple title to the Premises and good indefeasible title to the balance of the Mortgaged Property, free and clear of all Liens whatsoever, except the Permitted Encumbrances. The Mortgage creates (1) a valid, perfected Lien on the Mortgaged Property, subject only to Permitted Encumbrances and (2) perfected security interests in and to, and perfected collateral assignments of, all Collateral (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Borrower will preserve such title and will forever warrant and defend the same and validity and priority of the lien hereof to Lender against all claims whatsoever. Borrower is the owner of all easements and other rights (collectively, the “Easements”) created under the documents expressly set forth in Schedule B to title insurance policy no. 23085904LP-JV issued by Fidelity National Title Insurance Company with respect to the Mortgaged Property (collectively the “Easement Agreements”). The Easement Agreements and the Easements created thereunder have not been modified or amended and are in full force and effect. No defaults have occurred under the Easement Agreements, and no event has occurred which with notice or the passage of time would constitute an event of default under the Easement Agreements. Borrower has not sent, and is not in receipt of, any notice alleging or asserting the occurrence of any default under the Easement Agreements or the occurrence of any event which with notice or the passage of time would constitute an event of default thereunder.
Section 6.4    Mortgage Taxes.
(a)    Borrower shall pay any and all Indemnified Taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of its ownership of, or measured by amounts payable under, the Note, this Agreement, the Mortgage or any other Loan Document, and shall pay all stamp taxes required to be paid on the Note, the Mortgage, this Agreement or the other Loan Documents. If Borrower fails to make such payment within ten (10) Business Days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances, except, for the avoidance of doubt, to the extent the Advances related to a payment of an Excluded Tax.

(b)    If any applicable law (as determined in the good faith discretion of Borrower or Withholding Agent, as applicable) requires the deduction or withholding of any Tax from any payments under the Note, this Agreement, the Mortgage or any other Loan Document, then Borrower or Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sums payable by Borrower under the Note, this Agreement, the Mortgage or any other Loan Documents shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.4), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    If Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes paid by Borrower in accordance with this Section 6.4 (including by the payment of additional amounts pursuant to Section 6.4(b), Lender shall pay to Borrower an amount equal to the amount of such refund actually received by Lender (but only to the extent of indemnity payments made under this Section 6.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Borrower, upon the request of Lender, shall repay to Lender the amount paid over pursuant to this Section 6.4(c) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that Lender is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 6.4(c), in no event will Lender be required to pay any amount to Borrower pursuant to this Section 6.4(c) the payment of which would place Lender in a less favorable net after-Tax position than Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 6.4(c) shall not be construed to require Lender to make available its Tax returns (or any other information relating to its Taxes) that it deems confidential) to Borrower or any other Person.
Section 6.5    Payment of Liens. Borrower shall pay when due all payments and charges due under or in connection with any Liens and encumbrances on and security interests in the Mortgaged Property or any portion thereof, all rents and charges under any ground leases and other leases forming a part of the Mortgaged Property, and all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, could reasonably be expected to result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof (excluding any Lien imposed solely on any tenant’s interest in the Mortgaged Property) and shall cause the prompt (but in no event later than thirty (30) days after imposition), full and unconditional discharge of all Liens imposed on or against the Mortgaged Property or any portion thereof; provided that Borrower shall not be required to pay, discharge or remove any such Lien so long as Borrower contests in good faith such Lien or the validity, applicability or amount thereof in the manner described in Subsection 5.3(b), so as to prevent the sale of the Mortgaged Property or any portion thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary to fully preserve the initial priority of the Lien of the Mortgage. If Borrower fails to make any such payment or if a Lien attaches to the Mortgaged Property or any portion thereof and is not discharged within said thirty (30) days or contested in good faith in the manner described in Subsection 5.3(b), Lender may (but shall not be obligated to) make such payment or discharge such lien and Borrower shall reimburse Lender on demand for all such Advances.
Section 6.6    Costs of Defending and Upholding the Lien. Lender may, after notice to Borrower: (a) appear in and defend any action or proceeding, in the name and on behalf of either Lender or Borrower, in which Lender is named or which Lender in its reasonable discretion determines may adversely affect the Mortgaged Property, the Mortgage, the Lien thereof or any other Loan Document; and (b) institute any action or proceeding which Lender in its reasonable discretion determines should be instituted to protect its interest in the Mortgaged Property or its rights under this Agreement or any other Loan Document, including foreclosure proceedings. Borrower shall pay or reimburse Lender on demand for all Advances and actual out-of-pocket expenses (including reasonable attorneys’ fees, costs and expenses) reasonably incurred by Lender in connection with any such action or proceeding.
Section 6.7    Costs of Enforcement. If an Event of Default has occurred and is continuing, Borrower shall pay or reimburse Lender on demand for all Advances, costs and expenses (including reasonable attorneys’ and appraisers’ fees, costs and expenses and the expenses and reasonable fees of any receiver or similar official) related or incidental to the collection of the Indebtedness, any foreclosure of the Mortgage or any other Loan Document, any enforcement, compromise or settlement of the Mortgage, this Agreement, any other Loan Document or the Indebtedness in any in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents, as well as any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise.
Section 6.8    Indemnification. Borrower shall indemnify, defend and hold Lender and the Lender Parties harmless from and against, and be responsible for paying, all Losses which may be imposed upon, asserted against, or incurred or paid by any of them: (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Mortgaged Property from any cause whatsoever; (b) as a result of the failure of Borrower to perform any of its obligations under any of the Loan Documents; or (c) on account of any transaction otherwise arising out of or in any way connected with the Mortgaged Property, this Agreement or the Indebtedness; provided, however, the indemnification in this Section 6.8 shall not require Borrower to pay any Taxes that are not Indemnified Taxes.
Section 6.9    Estoppel Certificates. Within ten (10) Business Days following a request by either party hereto (such party, the “Requesting Party”), the other party shall provide to the Requesting Party a duly acknowledged written statement confirming: (a) the original principal amount of the Loan; (b) the unpaid principal amount of the Loan; (c) the rate of interest of the Loan; (d) the terms of payment and maturity date of the Loan; (e) the date installments of interest and/or principal were last paid; (f) only if Lender is the Requesting Party, that, except as provided in detail in such statement, there are no offsets or defenses against the Indebtedness or defaults or events which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Note, this Agreement or the other Loan Documents; and

(g) such other information that the Requesting Party shall reasonably request. In connection with a Transfer or Participation of the Loan pursuant to Section 12.13 hereof, Borrower shall also exercise commercially reasonable efforts to provide to Lender within thirty (30) days following its request therefor tenant estoppel letters from such tenants of the Premises as Lender may require.
Section 6.10    ERISA.
(a)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA and/or Section 4975 of the Code.
(b)    Borrower represents that (i) Borrower is not, and is not deemed (under the Plan Assets Regulation or otherwise) to hold the “plan assets” of an “employee benefit plan” that is subject to Title I of ERISA and/or a “plan” that is subject to Section 4975 of the Code; and (ii) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans. Borrower covenants and agrees to deliver to Lender such certifications and other evidence from time to time, until full repayment of the Indebtedness, as are reasonably requested by Lender to confirm the representation under this clause (b);
(c)    Borrower shall not agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Subsection 6.10(b) hereof, to the extent applicable.
(d)    If Borrower or any ERISA Affiliate maintains, contributes to or has in the six year period prior to the Closing Date had any obligation to contribute to a Pension Plan, Borrower represents that, except as would not reasonably be expected to result in a material adverse effect on Borrower, Borrower and each ERISA Affiliate (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan, (ii) have not incurred any direct or indirect liability with respect to the withdrawal or partial withdrawal from any Pension Plan, and (iii) have not incurred any direct or indirect liability to the Pension Benefit Guaranty Corporation or to a Pension Plan under Title IV of ERISA in connection with the termination of a Pension Plan. Borrower shall take or refrain from taking, as the case may be, such actions as may be necessary to cause the representation and warranty in this Section 6.10 to remain true and accurate until full repayment of the Indebtedness.
(e)    Borrower represents that, except as would not reasonably be expected to result in a material adverse effect on Borrower, each Plan maintained by Borrower or any Affiliate of Borrower or which has been maintained by Borrower or any Affiliate of Borrower within the six year period prior to the Closing Date is, or has been, in compliance with the applicable provisions of ERISA and the Code. Borrower shall take or refrain from taking, as the case may be, such actions as may be necessary to cause the representation and warranty in this Section 6.10(e) to remain true and accurate until full repayment of the Indebtedness.

Section 6.11    Terrorism and Anti-Money Laundering.
(a)    As of the date hereof and throughout the term of this Agreement: (i) Borrower; (ii) any Principal; or (iii) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.
(b)    To comply with applicable Anti-Money Laundering Laws, all payments by Borrower to Lender or from Lender to Borrower will only be made and received in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
(c)    Borrower shall provide Lender at any time and from time to time during the term of the Loan with such information as Lender determines in its reasonable discretion to be necessary or appropriate to comply with the Anti-Money Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Person controlling or controlled by Borrower or any Person having a beneficial interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.
(d)    The representations and warranties set forth in this Section 6.11 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Note, this Agreement and the other Loan Documents or receives any disbursement of Loan proceeds, reserve funds or other funds from Lender. Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.
Section 6.12    Limited Purpose Entity Requirements. All of the provisions of this Section 6.12 are individually and collectively referred to as the “LPE Requirements”.
(a)    Borrower has not and shall not:

(i)	engaged in any business unrelated to the acquisition, development, ownership, holding, sale, leasing, transfer, exchange, management or operation of the Mortgaged Property;

(ii)	have any assets other than those related to the Mortgaged Property or related to any business not prohibited by Subsection 6.12(a)(i);

(iii)
incur any indebtedness, other than (A) the Indebtedness, (B) unsecured trade payables and other operational debt which are incurred, paid and processed in the ordinary course of business, (C) tenant improvement allowances or similar concessions granted to tenants, and (D) such other indebtedness as shall be permitted by the Loan Documents (including, without limitation, indebtedness described in Subsection 6.12(a)(iv) below);

(iv)
assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for its obligations under the Loan Documents, and except for (A) payment or performance bonds, guarantees, indemnities or other assurances in connection with the performance of tenant improvements required or permitted by Leases or Lease modifications approved or deemed approved by Lender or otherwise permitted by the Loan Documents, (B) obligations under Leases or Lease modifications approved or deemed approved by Lender or otherwise permitted by the Loan Documents, (C) lease takeover arrangements in connection with Leases or Lease modifications approved or deemed approved by Lender or otherwise permitted by the Loan Documents, and (D) customary types of indemnities or other assurances with respect to existing seller liabilities the existence or incurrence of which are not in violation of the Loan Documents and that may be required by the buyer or the title company in connection with the sale of the Mortgaged Property;

(v)	acquire obligations or securities of its members or shareholders or any other Affiliate; or

(vi)	except for its obligations under the Loan Documents or as otherwise permitted by the Loan Documents, pledge its assets for the benefit of any other Person.
(b)    Borrower shall not amend or modify any of its formation documents without the prior consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. Promptly after Lender’s written request from time to time, but not more frequently than once in any calendar year, Borrower shall deliver to Lender evidence satisfactory to Lender in its reasonable discretion that Borrower is in compliance with the provisions of this Section 6.12.
Section 6.13    Operating Agreements and Permitted Encumbrances.
(a)    No Operating Agreement or Permitted Encumbrance shall be amended, modified, supplemented, restated or otherwise altered by Borrower, nor shall Borrower consent or otherwise acquiesce in any of the foregoing, in each case in any manner materially adverse to Lender, without in each instance the prior consent of Lender (such consent not to be unreasonably withheld, delayed or conditioned).
(b)    No Operating Agreement or Permitted Encumbrance benefiting the Mortgaged Property shall be terminated by Borrower unless such terminated Operating Agreement or such terminated Permitted Encumbrance is replaced with a similar agreement upon terms and conditions, and with such third parties, as are acceptable to Lender in its reasonable discretion; provided, however, if a property management agreement with respect to the Mortgaged Property is so terminated, Borrower shall not be required to replace such agreement so long as the Mortgaged Property is managed by Kilroy LP following such termination.
(c)    Borrower shall deliver to Lender, at the same time received or sent by Borrower, copies of all notices, demands or requests sent or otherwise sent by Borrower or received from any other Person under or pursuant to any Operating Agreement or Permitted Encumbrance.
(d)    The term of any Operating Agreement or Permitted Encumbrance shall not be extended or otherwise renewed by Borrower (unless pursuant to a right currently afforded Borrower thereunder) without in each instance Lender’s prior written approval (such approval not to be unreasonably withheld, delayed or conditioned).
(e)    Borrower shall observe, perform and discharge in all material respects all obligations, covenants and warranties required to be kept and performed by Borrower under the Operating Agreements and Permitted Encumbrances.
(f)    Borrower shall enforce or secure the performance of each and every material obligation, term, covenant, condition and agreement to be performed by any other party to any of the Operating Agreements and Permitted Encumbrances.
Section 6.14    Compliance with Laws. The Mortgaged Property is in compliance in all material respects with all provisions of all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject.
Section 6.15    Business Purpose of Loan. Borrower stipulates and warrants that the purpose of the Loan is for the sole purpose of carrying on or acquiring a business, professional or commercial enterprise. Borrower further stipulates and warrants that all proceeds of the Loan will be used for said business, professional or commercial enterprise.
Section 6.16    Maintenance of Mortgaged Property. Borrower shall maintain the Mortgaged Property in good and safe condition, working order and repair, and comply with all existing and future federal, state and local laws, ordinances, rules and regulations and court orders affecting or which may be interpreted as affecting the Mortgaged Property, including the Americans with Disabilities Act and all zoning, subdivision, land use, environmental, traffic, fire, building, and occupational safety and health rules, regulations, codes, acts and statutes to which it is subject; provided, however, that Borrower’s failure to so comply with such laws, ordinances, rules and regulations and court orders shall not result in an Event of Default unless such failure is in any material respect and following the expiration of any applicable notice and/or cure period contemplated herein. Borrower shall permit Lender and its agents to enter upon and inspect, in each case, subject to the rights of tenants under any applicable Leases: (a) the areas of the Mortgaged Property which are open to the public at all reasonable hours during which such areas are open to the public, without prior notice and (b) all other areas of the Mortgaged Property during normal business hours with reasonable prior notice (provided that

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Lender shall in no event be required to provide Borrower with more than three (3) Business Days prior notice), except that no notice shall be required in the event of an emergency. Borrower shall not, without the prior consent of Lender, which consent may be granted or withheld in Lender’s sole and absolute discretion: (i) change the use of the Premises; (ii) cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any zoning or other law, ordinance or regulation; (iii) apply for or consent to any subdivision, re-subdivision, zoning reclassification, modification or restriction affecting the Premises; (iv) threaten, commit or permit any waste, structural or material addition to or alteration, demolition or removal of the Mortgaged Property or any portion thereof (provided that the Equipment included within the Collateral may be removed if replaced with similar items of equal or greater value); (v) take any action whatsoever to apply for, consent to, or acquiesce in the conversion of the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership, or (vi) take any action whatsoever to apply for, consent to or acquiesce in any subdivision or re-subdivision of the Mortgaged Property, or any portion thereof. No provision of this Section 6.16 shall prohibit Borrower from undertaking and completing tenant improvement work authorized under Leases or Lease modifications previously approved by Lender or not requiring Lender’s prior approval.
Section 6.17    Solvency. (1) Neither Borrower nor any Upstream Owner Controlled by Sponsor has entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (2) Borrower and each Upstream Owner Controlled by Sponsor has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital for such entity to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and other liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of obligations of such party). No petition in bankruptcy has been filed against Borrower or any Indemnitor or Principal, and neither Borrower nor any Indemnitor or Principal has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor Indemnitor or any Principal has been involved in a foreclosure or in a default on any debt owing to Lender or to any Affiliate of Lender. All financial and other information submitted by or on behalf of Borrower and Indemnitor to Lender in connection with the Loan is true, complete and correct. All of Borrower’s material obligations to creditors, including, but not limited to, all payments and accounts relating to the Premises, are current.
Section 6.18    Representations Regarding Mortgaged Property.

(a)    Borrower has provided to Lender, in writing, any and all material information relating to conditions in, on, under or about the Premises that are known by Borrower and that are contained in Borrower’s files and records.
(b)    Borrower has received no written notice from any governmental or quasi-governmental authority of any pending or threatened in writing condemnation of the Premises, or any part thereof.
(c)    No part of the Premises has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency, and no portion of the Premises is located within a 100-year flood plain.
(d)    The Improvements and the intended use thereof as office buildings are in compliance in all material respects with (i) all applicable restrictions, covenants, conditions and requirements, and (ii) with all federal, state and municipal laws, rules, regulations and ordinances applicable thereto, including, but not limited to, zoning and The Americans with Disabilities Act of 1990, as amended from time to time.
(e)    Borrower has received no written notice from any governmental or quasi governmental authority alleging that the Improvements are in violation of any federal, state or municipal laws, orders, regulations or ordinances applicable thereto.
(f)    The Improvements are in good condition and repair, have not suffered any material damage which has not been fully repaired, and are free of structural or other material defects.
(g)    All required licenses, permits, approvals, accreditations and qualifications necessary or appropriate for the use and operation of the Improvements as office buildings, including, but not limited to, all required certificates of occupancy, have been issued and are in full force and effect, except for recently expired elevator permits at the 12200 Building as the California Department of Industrial Relations is experiencing significant delays in conducting its annual inspections and issuing new permits.
(h)    City water supply, storm and sanitary sewers and sanitary sewer capacity, and electrical, gas and telephone facilities are available to the Premises within the boundary lines thereof, and the Improvements connect to all storm and sanitary sewer lines serving the Premises, and such lines are sufficient to meet the reasonable needs of the Premises as currently used. No other utility facilities are necessary to meet the reasonable needs of the Premises as currently used, and the design and as-built conditions of the Improvements are such that surface and storm water do not accumulate on the Premises and do not drain from the Premises across land of adjacent property owners, except as permitted by an easement or other agreement with such adjacent property owners.
(i)    The Premises are managed for Borrower by Kilroy LP.
(j)    A true and complete rent roll for the Premises as of October 31, 2016 is attached hereto as Exhibit C and incorporated herein by reference. There has been no material adverse change in the rent roll delivered to Lender with Borrower’s application for the Loan or in the rent roll attached hereto as Exhibit C, or the financial condition, credit rating, business, operations or affairs of Borrower, Indemnitor, to Borrower’s knowledge, any tenant at the Premises, or any other entity or natural person for which a financial statement has been submitted to Lender in connection with the Loan or which is providing any indemnification, guaranty, collateral or other credit support in connection with the Loan since the date of the last financial statement for such persons or entities submitted to Lender. Borrower is the owner of the landlord’s interest in each of the Leases. Borrower has delivered to Lender true and correct copies of all Leases, as the same have been amended or modified. Except as disclosed to Lender in writing, the Leases are in full force and effect, no event of default exists thereunder and no event has occurred thereunder which with notice or the passage of time would constitute an event of default thereunder. Except as disclosed to Lender in writing, Borrower has received no notice alleging default by the landlord under any of the Leases, and the Leases are not subject to any assignment, other than the Assignment of Leases and Rents.
(k)    For all reports provided with respect to Borrower, Borrower reports, for accounting purposes, on a fiscal year basis commencing on January 1 of each year and terminating on December 31 thereof.
(l)    There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened, affecting Borrower, any Indemnitor, any Principal, or the Premises at law or in equity, on, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other governmental instrumentality. There are no outstanding judgments, arbitration awards, decrees or awards of any kind pending against Borrower, any Indemnitor, any Principal or the Premises.
ARTICLE 7.
FINANCIAL REPORTING
Section 7.1    Financial Statements; Records.
Borrower shall keep adequate books and records of account in accordance with GAAP related to real estate, consistently applied, and shall provide to Lender in electronic format, via e-mail and, upon Lender’s request, in hard copy format, to addresses specified by Lender, within the time periods set forth, the following (collectively, the “Financial Information”):
(a)    Financial Information. Borrower shall deliver to Lender the following:

(i)
a current rent roll, signed and dated by Borrower, detailing for each of the Leases, the names of all tenants of the Premises, the portion of the Premises occupied by each tenant, the annual rental, including base rent, additional rent and percentage rent, and the term of each of the Leases, including the expiration date, and any other information as is reasonably required by Lender and an executed copy of each New Lease and each New Lease Modification, within sixty (60) days after the end of the first three

(3) fiscal quarters of each Fiscal Year during the Loan Term, but only if requested by Lender, and within one hundred five (105) days after the end of each Fiscal Year;

(ii)
unaudited quarterly operating statements of the Premises, prepared by Borrower in a form approved by Lender, detailing the revenues received, the expenses incurred and the Reported Net Operating Income and major capital improvements for that quarter and containing appropriate year to date information, within sixty (60) days after the end of the first three (3) fiscal quarters of each Fiscal Year during the Loan Term, but only if requested by Lender, and within one hundred five (105) days after the end of each Fiscal Year;

(iii)
an annual balance sheet and income statement of Indemnitor, in a form approved by Lender, prepared and certified by Indemnitor as to the applicable statement, and, such statements, if required by Lender, shall be audited financial statements reviewed by an independent certified public accountant acceptable to Lender, within one hundred five (105) days after the close of each fiscal year of Indemnitor; provided, however, so long as both (x) Sponsor continues to be a public entity and (y) Indemnitor continues to report its financials on a consolidated basis with Sponsor, Borrower shall satisfy the requirements of this Subsection 7.1(a)(iv) by delivering to Lender, within one hundred five (105) days after the close of each fiscal year of Sponsor, the most recent Form 10-K of Sponsor;

(iv)
an annual operating and capital budget presented on a monthly basis consistent with the annual operating statement described above for the Premises, including cash flow projections for the upcoming Fiscal Year, and all proposed capital replacements and improvements, within one hundred five (105) days after the close of each Fiscal Year; provided, however, Borrower shall use reasonable efforts to deliver said plan and budgets to Lender at least sixty (60) days after the close of each Fiscal Year; and

(v)
an annual statement from Borrower, certifying that (i) there has been no change in the ownership and organizational structure of Borrower other than as may have been permitted pursuant to the provisions of Sections 8.1 or 8.2 hereof or otherwise approved by Lender in writing, and (ii) that Borrower has not obtained any financing prohibited by this Agreement and the other Loan Documents, signed and dated by Borrower, within one hundred five (105) days after the close of each Fiscal Year and from time to time as Lender may reasonably request.

(b)
Financial Information Upon Request: Upon request from Lender, but not more frequently than once per calendar year during the Loan Term unless an Event of Default shall have occurred and be continuing, Borrower shall:

(i)
deliver an accounting of all security deposits held in connection with any of the Leases, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release from Borrower to obtain information regarding such accounts directly from such financial institutions;

(ii)
deliver such other financial or management information from Borrower (including monthly or quarterly rent rolls for the Premises meeting the requirements of Subsection 7.1(a)(i) above) and Indemnitor as may, from time to time, be reasonably required by Lender and in form and substance satisfactory to Lender in its reasonable discretion;

(iii)
make available Borrower’s books and records regarding the Premises for examination, review, copying and audit by Lender or its auditors during normal business hours and convenient facilities for such examination review, copying and audit of Borrower’s books and records of account;

(iv)
deliver, to the extent Borrower has, or has the ability to obtain, and is permitted to so deliver, such information, financial statements (audited if available), including balance sheets and profit and loss statements, and copies of federal tax returns for any tenants under Leases either: (A) leasing more than twenty-five thousand (25,000) square feet of the rentable portions of the Improvements located on the Premises, and any guarantors of those Leases; and

(v)
deliver a statement confirming: (A) whether there has been any material adverse change in the financial condition of any of the parties with respect to which Financial Information is required to be provided to Lender under this Article 7 or in the rent roll for the Premises from the Financial Information or rent roll most recently submitted to Lender, except those changes to the rent roll that have been approved or deemed approved by Lender, or that do not require Lender’s consent under the terms of the Loan Documents, and if any such material adverse change has occurred providing detailed information satisfactory to Lender in its reasonable discretion with respect thereto; (B) that neither Borrower nor Indemnitor has been the subject of any bankruptcy, reorganization, dissolution or insolvency proceeding; (C) that there does not exist any subordinate, mezzanine or other indebtedness prohibited by this Agreement or by any other Loan Document; (D) that there has not occurred any transfer, sale, pledge or encumbrance prohibited by this Agreement or by any other Loan Document, except as previously disclosed to Lender in writing and approved by Lender in writing; and (E) that there has not been a default in any material respect by Borrower, Indemnitor, or any Principal on any commercial indebtedness owing to Lender or to any other party.
(c)    Failure to Deliver Financial Information: If Borrower fails to deliver to Lender any Financial Information required under clause (a) or (b) of this Subsection 7.1 (other than an executed copy of each New Lease and each New Lease Modification as required by Subsection 7.1(a)(i)) within ten (10) days following written notice from Lender to Borrower that Borrower has failed to timely deliver said Financial Information, Lender may, in its sole and absolute discretion, (i) declare such failure to be an Event of Default, and/or (ii) charge Borrower (and Borrower shall pay to Lender) a fee equal to Two Thousand Five Hundred Dollars ($2,500) (the “Financial Information Fee”), for each thirty (30) day period or portion thereof during which Borrower fails to timely deliver to Lender any such Financial Information. Borrower hereby appoints Lender as Borrower’s attorney in fact for the purpose of hiring an auditing firm at Borrower’s cost to prepare and deliver to Lender any overdue Financial Information required to be provided under this Article 7 and to otherwise review Borrower’s books and records following the occurrence and during the continuance of an Event of Default. Borrower shall make its books and records available to such auditors. During the existence of an Event of Default or in the case of any overdue Financial Information (regardless of whether Lender has declared an Event of Default), Borrower shall pay the costs and expenses of the auditors upon request by Lender and such obligations shall become part of the Indebtedness and shall be secured by the Loan Documents.
ARTICLE 8.
CONVEYANCES, ENCUMBRANCES AND BORROWINGS
Section 8.1    Prohibition Against Conveyances, Encumbrances and Borrowing. Except with the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole and absolute discretion, and except as expressly permitted in Sections 8.2 and 8.3 below, (a) Borrower shall not sell, transfer, convey, assign, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options (other than lease extension options or expansion options to lease additional space under Acceptable Leases) with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record), all or any portion of any legal or beneficial interest in all or any portion of the Mortgaged Property including the Leases; provided, however, Leases entered into in accordance with Section 5.1 hereof shall not be prohibited hereby; and (b) no other Person shall sell, transfer, convey, assign or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any direct or indirect legal or beneficial interest in all or any direct ownership interest in Borrower, or pledge or encumber any direct ownership interest in Borrower, except for (i) the issuance, exchange, redemption or other transfer of common, preferred or other beneficial ownership interests in Sponsor through the New York Stock Exchange, the NASDAQ national market, or other national or international exchange; (ii) transfers of direct or indirect ownership interest in Borrower to Affiliates of Sponsor and/or to third parties, provided that at all times after any such transfer (w) Sponsor shall be the general partner of Kilroy LP and shall own directly or indirectly not less than fifty-one percent (51%) of the ownership interests in Kilroy LP, (x) Sponsor shall own directly or indirectly not less than fifty-one percent (51%) of the ownership interests in Borrower, (y) Sponsor directly or indirectly shall Control Borrower and (z) the Mortgaged Property shall be managed by Kilroy LP or by an Affiliate of Kilroy LP in accordance with Section 5.2 hereof; and (iii) transfers of common, preferred or other beneficial ownership interests in Sponsor pursuant to subparagraph E(2)(b) of Article IV of the Charter or any similar ownership and transfer restriction provision in any current or future articles supplementary filed with respect to a series of preferred beneficial interest in Sponsor.. In furtherance of the foregoing, subordinate liens (voluntary or involuntary) secured by any portion of the Mortgaged Property, or any beneficial interest in the Mortgaged Property, and any other financing obtained by Borrower or any Upstream Owner secured by any direct ownership interest in Borrower, shall not be permitted except with the prior written consent of Lender in each case. Without limiting Lender’s right to withhold its consent to any transfer or encumbrance, any transfer or encumbrance must be to or with a United States citizen or an entity owned or controlled by United States citizens which is not an OFAC Prohibited Person. All requests for Lender’s consent under this Section 8.1 shall be on a form previously acceptable to Lender in its reasonable discretion and shall be accompanied by the payment of Lender’s standard processing fee for such transactions then in effect. Lender’s consent to any of the foregoing actions, if given (in Lender’s sole discretion), may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms under this Agreement, the payment of a transfer or encumbrance fee and/or any other requirements of Lender. In addition to the standard processing fee and the transfer or encumbrance fee referred to in this Section 8.1, Borrower shall pay or reimburse Lender on demand for all reasonable expenses (including reasonable attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such transaction. The foregoing prohibitions are not intended to prevent the individual Upstream Owners from obtaining loans unrelated to (and not secured by any interest in) Borrower and the Mortgaged Property and are also not intended to prevent Borrower from incurring reasonable and customary trade payables which are not evidenced by a promissory note, not secured by any of the Mortgaged Property and are satisfied within sixty (60) days of incurrence.
Section 8.2    One-Time Permitted Transfer. Notwithstanding the foregoing prohibitions of Section 8.1, during the period commencing on December 1, 2018, through and including November 30, 2024, Lender will permit a one-time transfer (the “Title Transfer”) of title to the Mortgaged Property in a single transaction without modification of the terms of the Loan, to a proposed transferee (the “Proposed Transferee”), which benefit shall be personal to the named Borrower herein and shall not apply to any successor, assignee or transferee of Borrower, and shall be null and void upon any transfer of title to the Mortgaged Property, or any portion thereof, or upon any direct or indirect transfer of any ownership interest in Borrower or in any Upstream Owner (other than any such transfer permitted pursuant to Section 8.1), provided that all of the following terms and conditions have been fully satisfied:

(a)    At least thirty (30) days prior to such Title Transfer, Borrower shall have provided Lender with written notice of the proposed Title Transfer together with a non-refundable administrative processing fee in the amount of Ten Thousand Dollars ($10,000) (the “Processing Fee”) along with the name(s), address(es) and organizational documents of the Proposed Transferee and of the principals, Affiliates and parent or other majority owners, as applicable, of the Proposed Transferee. Upon receipt by Lender, the Processing Fee shall be deemed earned by Lender, whether or not Borrower completes the proposed Title Transfer and whether or not any proposed Title Transfer is actually approved by Lender pursuant to this Section 8.2. A separate Processing Fee shall be required for each request for a Title Transfer. Additionally, Borrower shall furnish to Lender along with such notice the following: (i) detailed and complete financial statements of the Proposed Transferee and of the principals, Affiliates and parent or other majority owners, as applicable, of the Proposed Transferee, (ii) information with respect to the business and business experience of the Proposed Transferee and its principals, Affiliates and parent or other majority owners, as applicable, and their experience in the ownership and operation of properties similar to the Mortgaged Property and other commercial real estate, (iii) evidence that the Mortgaged Property, as of the proposed date of transfer of title and thereafter, will be managed by a management company and under a management agreement meeting the requirements of Subsection 8.2(e) below, (iv) the terms and conditions of the proposed sale and a copy of the executed purchase and sale agreement (or the most recent draft, provided that the final executed purchase and sale agreement is provided to Lender as soon as it is finalized), (v) a description, including a chart, if appropriate, of the ownership structure of the Proposed Transferee and each of its principals, Affiliates and parent or other majority owners, as applicable, (vi) if available, the Proposed Transferee’s management plan for the Mortgaged Property, (vii) the status of the Proposed Transferee and, if the Proposed Transferee is a single asset entity, of its principals, parent or other majority owners, as a Qualified Real Estate Investor and (viii) such other information as Lender may reasonably request to permit Lender to determine the creditworthiness and management abilities of the Proposed Transferee and its principals, Affiliates and parent or other majority owners, as applicable;
(b)    The Loan must be current in all respects and no Event of Default under the Loan Documents shall have occurred and be continuing, nor any event shall have occurred and be continuing that, with the giving of notice or passage of time, or both, would result in an Event of Default, either as of the date the notice is given to Lender under Section 8.2(a) above, or thereafter through the date of transfer of title to the Mortgaged Property;
(c)    The Proposed Transferee, or, if the Proposed Transferee is a limited purpose entity, each of its principals, parent or other majority owners, as applicable, shall be a Qualified Real Estate Investor;
(d)    The Proposed Transferee may in no event be a tenant in common and in no event shall the Loan Documents permit a tenancy in common form of ownership of the Property. Borrower and each and every subsequent transferee Borrower shall covenant and agree that in no event will any of the Mortgaged Property be transferred to or held by any tenant in common while the Loan is still outstanding;

(e)    The Mortgaged Property must continue to be managed by a management company approved by Lender in its reasonable discretion under a written management agreement satisfactory to Lender in its reasonable discretion. The terms and provisions of any management agreement affecting the Mortgaged Property, including without limitation the right to receive any fees and payments there under, shall be expressly and unconditionally subordinate and inferior to the lien and the terms and provisions of the Loan Documents;
(f)    The Proposed Transferee shall expressly assume Borrower’s obligations under the Loan and the Loan Documents pursuant to a written agreement which is satisfactory to Lender in its reasonable discretion, subject to the nonrecourse provisions of the Loan Documents existing as of the date of the closing of the Title Transfer (the “Non-Recourse Carve Outs”) and subject to Lender’s right, in its sole and absolute discretion, to modify the insurance requirements set forth in this Agreement to conform to the insurance requirements set forth in Lender’s then standard form of Loan Agreement. Additionally, at the time of the assumption of the Loan, the Proposed Transferee shall furnish to Lender an Environmental Indemnification Agreement satisfactory to Lender in its reasonable discretion (the “New Indemnity”), and a financially responsible Person and/or Persons approved by Lender shall deliver a Recourse Guaranty Agreement satisfactory to Lender in its reasonable discretion guaranteeing the Non-Recourse Carve Outs (the “New Recourse Guaranty”), and shall sign the New Indemnity along with the Proposed Transferee as an Indemnitor thereunder. It is understood and agreed that the New Recourse Guaranty and the New Indemnity shall be prepared on Lender’s then current forms, which may be different than the forms of Recourse Guaranty Agreement and Environmental Indemnification Agreement executed by Borrower and Indemnitor, as applicable, as a result of Lender’s updating Lender’s standard form of Environmental Indemnification Agreement and/or Recourse Guaranty Agreement, or with respect to the Environmental Indemnification Agreement, as a result of specific environmental conditions at the Mortgaged Property. Borrower and the Proposed Transferee and such other entities or persons as Lender shall require shall also deliver and, if applicable, execute (i) evidence of authority and entity existence, (ii) Uniform Commercial Code searches, (iii) Uniform Commercial Code financing statements, (iv) an endorsement to Lender’s title policy updating the effective date to the date of the transfer, showing the Proposed Transferee as the owner of the Mortgaged Property, showing no additional title exceptions, except as shall be approved by Lender and otherwise acceptable to Lender, (v) opinions of counsel acceptable to Lender in its reasonable discretion on such matters as Lender shall require, (vi) evidence of such insurance as shall be required by the Loan Documents and Lender, including evidence of insurance as may be required by any modifications to the insurance requirements set forth in this Agreement as Lender may require as a condition to the assumption of Borrower’s obligations under the Loan and the Loan Documents by the Proposed Transferee, and (vii) such other documents as Lender shall require in order to effectuate the transaction as contemplated by this Section 8.2. At the closing of any approved Title Transfer, the Proposed Transferee shall deposit with Lender sufficient funds to pay when due all real estate taxes, assessments and municipal charges, and to pay any ground rents, with respect to the Mortgaged Property. In addition, Lender may require the Proposed Transferee to establish with Lender at the time of closing of any approved Title Transfer, a reserve for future tenant improvements, leasing commissions and/or capital improvements. To the extent the Loan Documents require any other reserves or deposits the same shall be established by the Proposed Transferee prior to the date of closing of the proposed Title Transfer. The foregoing requirement for deposits and reserves shall be required notwithstanding that any of the foregoing may have been waived by Lender with respect to Borrower either in the Application, the Loan Documents or in any side letter or agreement executed by Lender;
(g)    At the closing of any approved Title Transfer, Borrower shall pay, or cause to be paid, to Lender a fee in the amount of one half of one percent (0.5%) of the then outstanding principal balance of the Loan in cash or certified funds (the “Transfer Fee”). The Transfer Fee is being paid in order to induce Lender to allow the Proposed Transferee to assume the obligations of Borrower under the Loan Documents and to release Borrower from liability thereunder for Borrower’s obligations, acts and omissions from and after the date of transfer in accordance with the provisions of this Section 8.2, provided that, in no event shall Borrower be released from any liability for acts or omissions occurring prior to the date of such Title Transfer, including, without limitation, acts or omissions leading to environmental contamination, whether known or unknown;
(h)    The Debt Yield, calculated as of the last day of the calendar month ending two (2) calendar months prior to the month in which the Title Transfer is anticipated to occur, based upon financial statements satisfactory to Lender in its reasonable discretion, shall be not less than ten percent (10%) (the “Transfer Debt Yield Requirement”); provided, however, if the Transfer Debt Yield Requirement will not be satisfied, Borrower may, at its option, repay the outstanding principal balance of the Loan by an amount necessary to achieve the Transfer Debt Yield Requirement. In connection with any request by Borrower for a Title Transfer pursuant to this Section 8.2, Borrower shall provide Lender with Borrower’s own proposed calculation of the Debt Yield, certified by an authorized officer or representative of Borrower, together with all relevant supporting detail required to calculate the same. Lender shall then perform Lender’s own independent calculation of Debt Yield, which shall be conclusive and binding on Borrower absent manifest error;
(i)    On the date of the closing of the Title Transfer, the Loan to Value Ratio shall not be more than sixty percent (60%), based on the acquisition price of the Mortgaged Property (the “Transfer Loan to Value Ratio Requirement”); provided, however, if the Transfer Loan to Value Ratio Requirement will not be satisfied, Borrower may, at its option, repay the outstanding principal balance of the Loan by an amount necessary to achieve the Transfer Loan to Value Ratio Requirement.
(j)    As of the date of the closing of such proposed Title Transfer, the Proposed Transferee shall provide evidence acceptable to Lender that its cash equity investment in the Mortgaged Property is unencumbered;
(k)    The proposed Title Transfer shall not cause a violation of any federal, state or local law, statute, rule, regulation or order governing the Mortgaged Property, Borrower or the Proposed Transferee or any of its or their principals, parent, or other owners;
(l)    The proposed Title Transfer shall not cause any breach or violation of any of the provisions contained in Section 6.11; and
(m)    Borrower shall pay all of Lender’s costs and expenses reasonably incurred in connection with the proposed Title Transfer whether or not such Title Transfer actually occurs including, without limitation, reasonable attorneys’ fees, recording and filing charges, title company charges and the cost of the endorsement to Lender’s title policy.
Lender will not review or process Borrower’s request for approval of a proposed Title Transfer until such time as Lender has received all of the items, including the Processing Fee, required to be delivered to Lender pursuant to this Section 8.2. Notwithstanding the foregoing Subsections 8.2(h) and (i), if Borrower elects to repay the outstanding principal balance of the Loan pursuant to both Subsections 8.2(h) and (i), Borrower shall only be obligated to repay the outstanding principal balance of the Loan by the greater of the two amounts determined by Lender to be necessary to achieve the Transfer Debt Yield Requirement and the Transfer Loan to Value Ratio Requirement, respectively. Any such repayment of the outstanding principal balance of the Loan by Borrower shall be accompanied by the applicable Prepayment Premium, if any, due with respect to the principal amount of the Loan so repaid; provided, however, if the Title Transfer occurs prior to the Closed Prepayment Date, the Prepayment Premium shall be calculated as set forth in Subsection 2.5(b). In the event of such repayment, the monthly installments of interest or principal and interest, as applicable, due thereafter pursuant to Subsections 2.3(b) or 2.3(c), respectively, shall be calculated by Lender based on the Contract Rate and such reduced principal balance of the Loan.
Section 8.3    Release and Substitution of Mortgaged Property. From and after November __, 2024, and subject to Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion, a one-time substitution of the Mortgaged Property will be allowed, subject to the satisfaction of such terms and conditions as may be required by Lender, including, without limitation, payment to Lender by Borrower of a substitution fee equal to one half of one percent (0.50%) of the outstanding principal balance of the Loan at the time of such substitution and all applicable costs incurred by Lender in the event that Lender consents to such substitution. This provision is personal only to the named Borrower herein and shall not apply to any successor, assignee or transferee of Borrower, and shall be null and void upon any transfer of title to the Mortgaged Property, or any portion thereof, or upon any direct or indirect transfer of any ownership interest in Borrower or in any Upstream Owner (other than any such transfer permitted pursuant to Section 8.1).
ARTICLE 9.
EVENTS OF DEFAULT
Section 9.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents:
(a)    Failure to pay (i) any monthly installment of principal or interest in accordance with Section 2.3 or any monthly reserve payment required under Subsection 5.3(c) within three (3) Business Days following the date such amount is due, or (ii) the entire amount due under the Note, this Agreement and all of the other Loan Documents by the Maturity Date;
(b)    Except for the payments described in Subsections 9.1(a) and 9.1(i), failure to pay any other amount due under this Agreement, the Note, the Mortgage or any other Loan Document within ten (10) Business Days following notice from Lender that such amount is due;

(c)    Except as provided in Subsection 9.1(a), 9.1(b) and 9.1(d) to 9.1(y), inclusive, failure to perform or comply with any term, obligation, covenant or condition contained in this Agreement, the Note, the Mortgage or any other Loan Documents, within thirty (30) days after the delivery of written notice (“Cure Notice”) from Lender of such failure; provided that if such default is not reasonably capable of being cured (without taking into account financial capability) within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower commences the cure of such default within such thirty (30) day period, diligently prosecutes such cure to completion and completes such cure within one hundred twenty (120) days after delivery of the Cure Notice from Lender;
(d)    [Intentionally Omitted];
(e)    [Intentionally Omitted];
(f)    If any representation, warranty, certification or other statement made herein, in any other Loan Document, in any application for the Loan or in any statement or certificate at any time given to Lender in connection with the Loan shall prove to be untrue or misleading in any material respect;
(g)    If Lender fails to have a legal, valid, binding and enforceable first priority lien on the Mortgaged Property or any portion thereof;
(h)    Failure to permit Lender or its agents to enter to the Mortgaged Property or to access Borrower’s books and records in accordance with the terms of this Agreement and the other Loan Documents;
(i)    Failure to pay any Imposition as and when due (except as expressly permitted in accordance with Subsection 5.3(b), or to maintain insurance or apply insurance proceeds as required by this Agreement;
(j)    Except as permitted in this Agreement, adjusting, compromising, settling or entering into any agreement with respect to insurance settlements and condemnation proceedings, without the prior consent of Lender;
(k)    [Intentionally Omitted];
(l)    Except as permitted in this Agreement: (i) a change in the use of any of the Premises or causing or permitting the use or occupancy of any part of the Premises to be discontinued if such change of use or discontinuance would violate any zoning or other law, ordinance or regulation; (ii) consent to any zoning reclassification, modification or restriction affecting any of the Premises; (iii) taking any steps whatsoever to convert any of the Premises, or any portion thereof, to a condominium, cooperative or tenancy in common form of ownership; or (iv) the actual or threatened alteration, demolition or removal of any of the Improvements, without the prior consent of Lender;
(m)    Failure to deliver copies of any notice from governmental or regulatory authorities in accordance with the terms of this Agreement and the other Loan Documents, which such notice requires or recommends any action or discloses any condition with respect to any portion of the Mortgaged Property or any occupant thereof, which such action, if not taken, or such condition, if not remedied, is reasonably likely to materially impair the value of Lender’s security for the Loan or to have a materially adverse impact on Borrower’s ability to perform its obligations under the Loan Documents;
(n)    Failure to deliver financial statements required by Article 7 following the written notice from Lender to Borrower and the expiration of the cure period described in Subsection 7.1(c) or the failure to deliver the estoppel certificates required by Section 6.9 within ten (10) Business Days after the delivery of written notice from Lender;
(o)    Violation of any of the terms, obligations, covenants or conditions set forth in Subsection 5.1(a) (Leasing), Subsection 5.1(b) (Leasing), Subsection 5.1(g) (Lease Termination Reserve Account), Subsection 5.1(h) (Riot Games Lease Reserve Account), Section 6.12 (Special Purpose Entity Requirements), Section 6.13 (Operating Agreements), or Section 8.1 (Transfers);
(p)    If an event of default (after giving effect to all applicable cure periods) shall occur under any permitted mortgage, encumbrance, lien or security agreement encumbering all or any portion of the Mortgaged Property which is subordinate or superior to the lien of the Mortgage, or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith;
(q)    Failure to obtain a management company, management agreement and/or leasing commissions agreement satisfactory to Lender in its reasonable discretion within the sixty (60) day period set forth in Section 5.2;
(r)    Failure of Borrower, any Principal or any Indemnitor to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals required under the laws of the state of its formation and, solely with respect to Borrower, the State;
(s)    [Intentionally Omitted];
(t)    If Borrower, any Upstream Owner (other than any Upstream Owner who is an Upstream Owner solely because of its ownership interest in Sponsor) or any Indemnitor consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower or any Principal or Indemnitor;
(u)    If any Bankruptcy Proceeding shall have been filed against Borrower, any Principal or any Indemnitor and the same is not withdrawn, dismissed, canceled or terminated within ninety (90) days of such filing;
(v)    If Borrower, any Principal or any Indemnitor is adjudicated bankrupt or insolvent or a petition for reorganization of Borrower or any such Principal or Indemnitor is granted;

(w)    If a receiver, liquidator or trustee of Borrower, any Principal or any Indemnitor or of any of the properties of Borrower or any such Principal or Indemnitor shall be appointed;
(x)    If Borrower, any Principal or any Indemnitor shall make an assignment for the benefit of its creditors or shall admit in writing the inability to pay its debts generally as they become due; or
(y)    Except as otherwise permitted herein, if Borrower, or any Indemnitor shall die or shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, any Principal, or any Indemnitor; provided, however, that the death of an Indemnitor shall not constitute an Event of Default if Borrower shall cause a replacement indemnitor approved by Lender in its sole discretion to execute and deliver to Lender a replacement Recourse Guaranty Agreement and a replacement Environmental Indemnification Agreement within sixty (60) days following the death of said Indemnitor.
Section 9.2    Notice of Event of Default. Pursuant to Section 2924b(d) of the California Civil Code, Borrower and Lender request that a copy of any notice of default be mailed to Borrower and Lender, respectively, at the address for such party set forth herein.
ARTICLE 10.
REMEDIES
Section 10.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may (1) declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Lender to advance amounts hereunder, and (3) exercise all rights and remedies therefor under this Agreement, the Mortgage and the other Loan Documents and at law or in equity; provided nothing in this Section 10.1 shall limit or prejudice Lender’s ability to make protective advances to protect the collateral securing the Loan.
Section 10.2    Lender’s Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make Advances to make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Premises for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Mortgaged Property, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an Advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Substances affect or threaten to affect the Premises, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Substances or remove the Hazardous Substances. Borrower shall indemnify, defend and hold Lender harmless from and against, and be responsible for, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.2, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender’s gross negligence or willful misconduct. All sums paid by Lender pursuant to this Section 10.2 and all other sums expended by Lender to which it shall be entitled to be indemnified, shall be deemed to be an Advance by Lender, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand. All Advances shall bear interest at the Default Rate from the date that each such Advance or expense is made or incurred to the date of repayment. Borrower shall pay or reimburse Lender within five (5) Business Days after written demand for any and all Advances made pursuant to this Agreement, including for all interest thereon.
Section 10.3    Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Mortgaged Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Mortgaged Property in preference to every other claimant whatsoever. Borrower agrees that the actions, sales, proceedings and foreclosure described herein or in any of the other Loan Documents may be commenced in any order determined by Lender.
ARTICLE 11
LIMITATIONS ON LIABILITY
Section 11.1    Limitation on Liability.
(a)    Subject to the provisions of this Section 11.1, in any action or proceedings brought on this Agreement, the Note, the Mortgage or on any of the other Loan Documents in which a money judgment is sought, Lender will look solely to the Mortgaged Property and other Collateral described in the Loan Documents (including the Property Income and any other rents and profits from such property) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower.
(b)    The provisions of Subsection 11.1(a) shall not:

(i)	constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or any other Loan Document;

(ii)
be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Federal Bankruptcy Code to file a claim for the full amount of the Indebtedness evidenced by this Agreement, the Note and secured by the Mortgages or to require that all of the Mortgaged Property shall continue to secure all of the Indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage and the other Loan Documents;

(iii)	impair the right of Lender to name Borrower or any Principal or any Indemnitor as a party or parties’ defendant in any action or suit for judicial foreclosure and sale under the Mortgage;

(iv)
affect the validity or enforceability of, or limit recovery under, any indemnity (including the Environmental Indemnification Agreement), guaranty, master or other lease or similar instrument made in connection with this Agreement, the Note, the Mortgage or the other Loan Documents;

(v)	impair the right of Lender to obtain the appointment of a receiver; or

(vi)	impair Lender’s rights and remedies under this Agreement, the Mortgage or any separate assignment of leases and rents regarding the assignment of Leases and Property Income to Lender.
(c)    Notwithstanding any provisions of Subsection 11.1(a), Borrower shall be personally liable to Lender and Lender shall have recourse to Borrower in connection with the Loan, for each item listed below to the extent, and only to the extent, provided below with respect to such item:

(i)
Fraud or material misrepresentation in connection with the Application, this Agreement or any of the other Loan Documents or the making of the Loan – Recourse liability for any Losses incurred by Lender in connection with such acts;

(ii)
Insurance and/or condemnation Proceeds received by or on behalf of Borrower but not paid over to Lender or applied in accordance with the terms of Article 3 – Recourse liability for the amount of insurance and/or condemnation Proceeds either not paid over to Lender or applied in accordance with the terms of Article 3;

(iii)	The application or appropriation of security deposits, advances or prepaid rents, cancellation or termination payments and other similar sums received by Borrower or any other Person in connection with the operation of the Premises from any tenants or other occupants of the Premises in violation of the terms of the Loan Documents – Recourse liability for the amount of security deposits, advances or prepaid rents, cancellation or termination payments and other similar sums either not paid over to Lender or applied in accordance with the terms of the Loan Documents;

(iv)
Any Equipment material to the operation of the Mortgaged Property which is removed from the Premises by or on behalf of Borrower and not replaced with Equipment of the same utility and of the same or greater value – Recourse liability for the replacement value of any Equipment which is removed and not so replaced;

(v)
Any act of arson, malicious destruction or waste by Borrower, any Indemnitor, any Principal, or any general partner, manager or managing member of Borrower which affects all or any portion of the Mortgaged Property – Recourse liability for any Losses incurred by Lender in connection with such acts;

(vi)
Property Income or Proceeds which are not applied to payments due under the Loan Documents or to real and personal property taxes, Impositions, capital improvements to the Premises and Operating Expenses of the Mortgaged Property (including, without limitation, any deposits or reserves required under this Agreement or any other Loan Document) – Recourse liability to the extent of any Property Income or Proceeds which are not applied as aforesaid. Lender, however, shall not have the right to recover distributions from Property Income or Proceeds to Borrower or any Principal made in good faith (after determining the sufficiency of revenues to cover the payments on the Loan and the foregoing operating and capital expenses) more than one hundred eighty (180) days prior to an Event of Default occurring under any Loan Document, or the occurrence of any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default;

(vii)
The filing by Borrower, any Principal, any Indemnitor, or any general partner, manager or managing member of Borrower of a voluntary bankruptcy or insolvency proceeding, or the filing against Borrower, or any Principal, any Indemnitor, or any general partner, manager or managing member of Borrower of an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing, or if Borrower or its assets are consolidated into a bankruptcy proceeding of any

Affiliate of Borrower – Recourse liability for the entire Indebtedness;

(viii)
The failure of Borrower to timely maintain, or pay the premiums for, any insurance required to be maintained under Article 3 of this Agreement or any other Loan Document, or to pay any Impositions or to pay to Lender any reserve deposits required by this Agreement or by any other Loan Document for any Imposition, real estate tax, assessment, municipal charge or ground rent – Recourse liability for any Losses incurred by Lender in connection with such failure to timely maintain insurance, pay any Imposition or pay insurance premiums or make said reserve deposits;

(ix)	A violation of the restrictions on transfers of the Mortgaged Property or any ownership interest in Borrower set forth in Article 8 – Recourse liability for the entire Indebtedness;

(x)	A violation of the restrictions on subordinate, mezzanine and other financing set forth in Section 8.1 – Recourse liability for the entire Indebtedness; and

(xi)	A violation of the LPE Requirements set forth in Section 6.12 – Recourse liability for any Losses incurred by Lender in connection with such acts.
Lender has also required that Indemnitor provide the Recourse Guaranty Agreement, which provides that Lender shall have recourse to Indemnitor to the extent of the recourse described in this Subsection 11.1(c).
ARTICLE 12
MISCELLANEOUS
Section 12.1    Notices.
(a)    All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (i) certified or registered United States mail, postage prepaid, return receipt requested; or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; addressed in either case as follows:
If to Lender, at the following address:

Midland Loan Servicing
10851 Mastin, Suite 300
Overland Park, Kansas 66210
Attention: Barings Servicing Group
Loan No. 16714
With a copy to:
Massachusetts Mutual Life Insurance Company
c/o Barings
One Financial Plaza
Hartford, Connecticut 06103
Attention: Real Estate Loan Servicing
Loan No.: 16714
And a copy to:
Massachusetts Mutual Life Insurance Company
c/o Barings
One Financial Plaza
Hartford, Connecticut 06103
Attention: Legal Department
Loan No.: 16714
If to Borrower, at the following address:
KR WMC, LLC
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Corporate Finance
With a copy to:
Kilroy Realty, L.P.
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Legal Department – Lindsay Florin
And a copy to:
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071-1560
Attention: Glen B. Collyer
or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 12.1. A notice shall be deemed to have been given: in the case of hand delivery, at the time of actual delivery; in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice that does not comply with the technical requirements for notice under this Section 12.1 may elect to waive any deficiencies and treat the notice as having been properly given.
(b)    Each of Borrower and Lender acknowledge that Borrower and Lender may elect to correspond or transmit information concerning the Loan, Borrower or Indemnitor via email or the internet. Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above. In addition, each of Borrower and Lender acknowledge that that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and each of Borrower and Lender waives any right to privacy in connection therewith.
(c)    Borrower shall notify Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority relating to the Mortgaged Property; (ii) any material change in the occupancy of the Mortgaged Property; (iii) receipt of any notice from the holder of any other lien or security interest in any of the Mortgaged Property; or (iv) commencement of any judicial or administrative proceedings by, against or otherwise affecting Borrower or any Indemnitor, any of the Mortgaged Property, or any Person Controlled by or under common Control with Borrower or any Indemnitor, or any other action by any creditor thereof as a result of any default under the terms of any loan.
Section 12.2    Interest on Advances and Expenses. All Advances made and any reasonable expenses incurred at any time by Lender pursuant to the provisions of this Agreement or the other Loan Documents or under applicable law shall be secured by the Mortgage as part of the Indebtedness, with equal rank and priority. All such Advances and expenses shall bear interest at the Default Rate from the date that each such Advance or expense is made or incurred to the date of repayment and all such Advances and expenses with interest thereon shall be paid by Borrower to Lender on demand.
Section 12.3    Successors and Assigns. This Agreement shall be binding upon Borrower’s successors and assigns and shall inure to the benefit of Lender, each Lender Successor, and the Lender Parties. This Agreement shall also be binding upon Lender’s successors and assigns and shall inure to the benefit of Borrower and its successors and assigns.
Section 12.4    Joint and Several Liability. If more than one party is executing this Agreement as a Borrower, then each party that executes this Agreement shall be jointly and severally responsible for any and all obligations of any Borrower hereunder.
Section 12.5    Captions. The captions of the sections and subsections of this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.
Section 12.6    Further Assurances. Borrower shall do, execute, acknowledge and deliver, at Borrower’s sole cost and expense, such further acts, instruments or documentation, including additional title insurance policies or endorsements, and title reinsurance, as Lender may reasonably require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended by Lender and Borrower to be granted to Lender under this Agreement or any other Loan Document.
Section 12.7    Severability. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Agreement invalid or unenforceable. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.
Section 12.8    Borrower’s Obligations Absolute. All sums payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Premises or any portion thereof; (b) any restriction or prevention of or interference with any use of the Premises or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to Borrower, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Borrower, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.
Section 12.9    Amendments; Consents. This Agreement cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought. No consent or approval required hereunder or under any other Loan Document shall be binding unless in writing and signed by the party sought to be bound.
Section 12.10    Other Loan Documents and Exhibits. All of the agreements, conditions, covenants, provisions and stipulations contained in the Note and the other Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Agreement to the same extent and with the same force and effect as if they were fully set forth in this Agreement, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms. The Cover Sheet and each exhibit, schedule and rider attached to this Agreement are integral parts of this Agreement and are incorporated herein by this reference. In the event of any conflict between the provisions of any such exhibit, schedule or rider and the remainder of this Agreement, the provisions of such exhibit, schedule or rider shall prevail.
Section 12.11    Merger. So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any Person.
Section 12.12    Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower under this Agreement and every other Loan Document.
Section 12.13    Transfer of Loan. Lender may, at any time, sell, transfer or assign this Agreement, the Note, the Mortgage and the other Loan Documents or any portion thereof, and any or all servicing rights with respect thereto (collectively, a “Transfer”) or grant participations therein (a “Participation”). In the case of a Transfer, the transferee shall have, to the extent of such Transfer, the rights, benefits and obligations of “Lender” hereunder and the other Loan Documents. Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Transfer or Participation (collectively, the “Investor”) and each prospective Investor or any agency maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, any Principal, and any Indemnitor, whether provided by Borrower, any Indemnitor, or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable state or federal law to prohibit disclosure, including any right of privacy. Further Borrower acknowledges that such information may be transmitted via the internet or by email. Lender will notify Borrower in writing of any Transfer of the Loan that results in Lender or its affiliates not retaining any ownership or servicing interest in the Loan. Any Person with whom Lender shares information pursuant to this Section 12.13 shall be required to keep such information confidential; provided, however, Lender shall have no liability on account of the failure of any such Person to maintain such confidentiality despite such requirement. Notwithstanding the foregoing provisions of this Section 12.13, Lender shall not include the Loan in any rated public offering or securitize the Loan, in each case without Borrower’s prior written consent. Each Lender or Investor that becomes a “Lender” hereunder and that grants a Participation of its interest in the Loan shall, acting solely for this purpose as an agent of the Borrower, cause to be kept a register on which it enters the name and address of each of its participants and the principal amounts (and stated interest) of each such participant’s interest in the Loan or other obligations under the Loan Documents according to such reasonable regulations as such Investor may prescribe (the “Participant Register”); provided that no such Investor shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loan, letter of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the

65

United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Investor shall treat each Person whose name is recorded in the Participant Register as the owner of such further Participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.
Section 12.14    Cooperation. Borrower shall, and shall cause each Principal and Indemnitor to, cooperate with Lender in connection with servicing the Loan and any Transfer, Participation or any other financing created or obtained in connection with the Loan, including:
(a)    Estoppel Certificates. Borrower, within ten (10) days following a request by Lender, shall provide Lender or any proposed assignee with an estoppel certificate containing the information set forth in Section 6.9 and such other information that Lender shall reasonably request, duly acknowledged and certified;
(b)    Bifurcation of Note. The Note and the Mortgage may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Mortgaged Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by any Indemnitor or the then owner of any of the Mortgaged Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of Indebtedness, and containing terms, provisions and clauses similar to those contained herein and in the Note, which, in the aggregate, will have economic terms consistent with the Loan, and such other documents and instruments as may be required by Lender, which have no material adverse effect on Borrower. Borrower shall not be required to reimburse Lender for any of Lender’s costs incurred in connection with any such Transfer or Participation; and
(c)    No Out-of-Pocket Costs. Borrower may be required to execute additional documents in connection with any such Transfer, Participation or financing, including a new note or notes, which have no material adverse effect on Borrower. Borrower shall not be required to incur any out of pocket costs, and Lender shall reimburse Borrower for any such out of pocket costs, in connection with any such cooperation, and reimbursement of such expenses shall be a condition to the execution of such additional documents by Borrower.
Section 12.15    Register. Lender or, in the event there is an Administrative Agent pursuant to Section 13.1 hereof, Administrative Agent, shall cause to be kept a register (the “Register”) for the registration of ownership and transfer or assignment of the Note or any substitute note or notes secured by the Mortgage. The names and addresses of the registered owners of such notes, the transfers or assignment of such notes and the names and addresses of the transferees of such notes will be registered in the Register under such reasonable regulations as Lender or Administrative Agent, as applicable, may prescribe. Borrower and Lender and, if applicable, Administrative Agent, shall deem and treat the registered owner of any note as shown in the Register as the absolute owner thereof for all purposes, and neither Borrower, Lender nor, if applicable, Administrative Agent, shall be affected by any notice to the contrary and payment of the principal of, interest on, and Prepayment Premium, if any, due on or with respect to the related note shall be made only to or upon the order of such registered owner. All such payments so made shall be valid and effective to satisfy and discharge the liability of Borrower upon such notes to the extent of the sums so paid. Upon reasonable request from time to time, Lender or Administrative Agent, as applicable, shall permit Borrower and Lender to examine the Register.
Section 12.16    Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited, without any Prepayment Premium, to the outstanding principal of the Loan; and (b) if the Maturity Date is accelerated by reason of an election by Lender in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full thereof so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically on the Note as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited, without any Prepayment Premium, to the outstanding principal of the Loan. The terms and provisions of this Section 12.16 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State as set forth in Section 12.19 hereof, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.
Section 12.17    Survival. All of the representations, warranties, covenants, and indemnities of Borrower hereunder (other than relating to environmental matters which are instead addressed in the Environmental Indemnification Agreement) shall survive (a) the repayment in full of the Loan and the release of the Liens evidencing or securing the Loan, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Mortgaged Property to any party, and (c) in the event Lender assigns any interest in the Loan hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder.

Section 12.18    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 12.19    Governing Law. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located applicable to contracts and obligations made and performed in such State and any applicable laws of the United States of America. Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Borrower or Lender.
Section 12.20    Consent to Jurisdiction and Venue. Borrower hereby submits to personal jurisdiction in the State in which the Premises are located for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement. Each of Lender and Borrower hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the state in which the Premises are located. Each of Lender and Borrower hereby irrevocably waives any objection that it may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.
Section 12.21    Service of Process. In its filings with the Secretary of State of the State of California, Borrower has appointed Paracorp Incorporated, 2804 Gateway Oaks Drive, Suite 200, Sacramento, California 95833 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court and agrees that service of process upon said agent at said address and written notice of said service, and a full copy of all documents that were served, mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in connection with this Agreement. Borrower (a) shall give prompt notice to Lender of any change of address of its authorized agent hereunder, (b) may at any time and from time to time designate a substitute authorized agent with an office in the State where the Premises are located (which substitute agent and office shall be designated as the person and address for service of process), and (c) shall promptly designate such a substitute if its authorized agent ceases to have an office the State where the Premises are located or is dissolved without leaving a successor.

Section 12.22    Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 12.23    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
Section 12.24    Pledge and Grant of Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited with Lender from time to time as additional security for the payment of the Loan. Borrower shall not further pledge, assign or grant any security interest in any monies on deposit therein from time to time or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or authorize any UCC-1 financing statements (except those naming Lender as the secured party) to be filed with respect thereto. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any such sums then deposited with Lender to the payment of the charges for which such funds have been deposited or to the payment of the Loan or any other charges affecting the security of the Loan, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Until expended or applied as above provided, such funds shall constitute additional security for the Loan.
Section 12.25    Costs. Except as provided in Section 12.14, Borrower shall pay all reasonable Costs incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable), including probate, appellate and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any judgment or order relating to the Loan or any of the Loan Documents (as applicable), and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth herein until paid. In any action to foreclose the lien hereof or otherwise enforce Lender’s rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs which may be paid or incurred by or on behalf of Lender. For the purposes hereof “Costs” means all expenditures and expenses which may be paid or reasonably incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, reasonable attorneys’ fees (including reasonable fees of Lender’s inside counsel), receivers’ fees, appraisers’ fees, engineers’ fees, accountants’ fees, independent consultants’ fees (including environmental consultants), all costs and expenses reasonably incurred in connection with any of the foregoing, Lender’s actual out-of-pocket costs and expenses reasonably incurred with respect to any audit or inspection of the Mortgaged Property, reasonably incurred outlays for documentary and expert evidence, stenographers’ charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale of the partnership interests in Borrower the true condition of the title to, or the value of, the Mortgaged

Property. Further, all “Costs” shall include such other costs, expenses and fees as may be reasonably incurred by Lender in the protection of the Mortgaged Property and the maintenance of the lien of the Mortgage, including, reasonable attorneys’ fees, expenses and costs in any litigation or proceeding affecting this Agreement, the Mortgage, the Note, the other Loan Documents, the Mortgaged Property or the Personal Property, including probate, appellate, and bankruptcy proceedings, and any post-judgment proceedings to collect or enforce any judgment or order relating to this Agreement or the other Loan Documents, to obtain any court order or the appointment of a receiver to enforce Lender’s rights pursuant to Section 564 of the California Code of Civil Procedure and/or Section 2929.5 of the California Civil Code or in preparation for the commencement or defense of any action or proceeding, shall be immediately due and payable to Lender, with interest thereon at the Default Rate, and shall be secured by the Mortgage. This provision is separate and several, and shall survive the merger of this provision into any judgment.
Section 12.26    Confidentiality. Lender shall not disclose any Confidential Information to any Person without the prior written consent of Borrower, other than (a) to Lender’s Affiliates, head office, branches and representative offices, and their officers, directors, employees, agents and advisors; (b) to actual or prospective transferees of Lender’s interest in the Loan, provided that the Persons to whom such disclosure is made pursuant to this clause (b) will agree to be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential in accordance with the provisions of this Section 12.26; (c) as required by any law, rule or regulation or judicial process; (d) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender; (e) to any service provider of Lender (excluding Lender’s inside or outside legal counsel), provided that the Persons to whom such disclosure is made pursuant to this clause (e) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential in accordance with the provisions of this Section 12.26; and (f) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing, Lender shall not have any liability hereunder or otherwise to Borrower for any failure of any Person to whom Lender discloses Confidential Information in accordance with this Section 12.26 to maintain the confidentiality thereof.
Section 12.27    Status of Lenders.
(a)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)    Without limiting the generality of the foregoing:
(i)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(ii)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed originals of IRS Form W-8ECI;
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(D)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(iii)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. For purposes of this Section 12.27, the term Lender shall include any Lender Successor.
Section 12.28    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)	the effects of any Bail-in Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b)    As used in this Section 12.25 the following terms have the following meanings ascribed thereto: (i) ”Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii) ”Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) ”EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (z) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) ”EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway or any other member state of the European Economic Area; (v) ”EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) ”EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) ”Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
ARTICLE 13
THE ADMINISTRATIVE AGENT
Section 13.1    Appointment, Powers and Immunities. At all times when there is a Lender other than (including in addition to) Massachusetts Mutual Life Insurance Company under this Agreement, the Lenders shall be deemed to appoint and authorize the Administrative Agent to act for all purposes as their agent hereunder and under the other Loan Documents. The provisions of this Article 13 shall not apply at any time when there is only one Lender.
Section 13.2    Reliance by Borrower on Administrative Agent. At all times when there is more than one Lender, (1) Borrower (a) is entitled to rely on the Administrative Agent for any waiver, amendment, approval or consent given by “Lender” under the Loan Documents, (b) shall adhere only to waivers, amendments, approvals or consents given by Administrative Agent, on behalf of “Lender” under the Loan Documents, and (c) shall make all payments under the Notes and the other Loan Documents to Administrative Agent, as set forth herein, and (2) Administrative Agent shall, on behalf of all of the Lenders, be permitted to take all actions, including exercising all remedies, permitted to be taken by “Lender” under the Loan Documents (either by law or pursuant to the terms of the Loan Documents), and (3) all legal action taken respecting the Loan Documents shall be taken by the Administrative Agent on behalf of the Lenders, and all default notices under the Loan Documents will be provided by the Administrative Agent. Unless and until the Lenders notify Borrower otherwise, the Administrative Agent is Barings Real Estate Advisers Inc. Any successor Administrative Agent shall be a U.S. Person. The use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding anything to the contrary contained in the Notes, unless otherwise directed by Administrative Agent in writing, all payments under this Agreement, the Notes and the other Loan Documents shall be made by Borrower to the Administrative Agent in accordance with the provisions of Subsection 2.7(a) of this Agreement.
Section 13.3    Rights as a Lender. If the Administrative Agent is also a Lender hereunder it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.
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IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement as of the date first written above.

LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

By:	Barings Real Estate Advisers Inc. Its Authorized Agent

By:	/s/ Bruce Anderson
Name: Bruce Anderson Title: Managing Director
[Signatures continue on the following page]

S-1

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement as of the date first written above.

BORROWER:

KR WMC, LLC, a Delaware limited liability company

By:	Kilroy Realty, L.P., a Delaware limited partnership its sole managing member

By:	Kilroy Realty Corporation, a Maryland corporation, its general partner

By:	/s/ Tyler H. Rose
Name: Tyler H. Rose Title: Executive Vice President and Chief Financial Officer
By:	/s/ Michelle Ngo
Name: Michelle Ngo Title: Senior Vice President and Treasurer

S-2

EXHIBIT A
LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:
PARCEL 1: (PORTION OF APN: 4259-025-008)
THE WESTERLY 265 FEET OF THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA, SHOWN AS A PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES. ON A MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPT THEREFROM THAT PORTION IN OLYMPIC BOULEVARD, BEING THAT PART LYING NORTHERLY OF THE SOUTH LINE OF THE LAND DESCRIBED IN DEED TO THE STATE OF CALIFORNIA, RECORDED IN BOOK 22517 PAGE 425, OFFICIAL RECORDS.
PARCEL 2: (PORTION OF APN: 4259-025-008)
THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA, SHOWN AS A PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES, ON MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 27, DISTANT THEREOF SOUTH 76° 12’ 45” WEST 504.08 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT, SAID POINT BEING THE SOUTHWESTERLY CORNER OF THE LAND CONVEYED TO HOWE AND COMPANY, A CO-PARTNERSHIP, BY DEED RECORDED APRIL 18, 1946 IN BOOK 23126 PAGE 7, OFFICIAL RECORDS, AS INSTRUMENT NO. 323; THENCE ALONG THE WESTERLY LINE OF SAID LAND NORTH 13° 41’ 45” WEST TO THE SOUTHERLY LINE OF THE LAND DESCRIBED IN PARCEL NO. 20 OF CASE NO. 50830 ENTERED IN SUPERIOR COURT OF LOS ANGELES COUNTY; THENCE WESTERLY ALONG SAID SOUTHERLY LINE BEING A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 9945.00 FEET, TO THE EASTERLY LINE OF THE WESTERLY 265 FEET OF SAID LOT 27; THENCE ALONG SAID EASTERLY LINE SOUTH 13° 41’ 45” EAST TO THE SOUTHERLY LINE OF SAID LOT; THENCE ALONG SAID SOUTHERLY LINE NORTH 76° 12’ 45” EAST TO THE POINT OF BEGINNING.
PARCEL 3: (PORTION OF APN: 4259-025-018)
THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA, SHOWN AS A

PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT IN THE CITY OF LOS ANGELES, AS PER MAP FILED AS EXHIBIT “B” WITH REFEREES REPORT IN CASE NO- B-25296 OF THE SUPERIOR COURT IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 27, DISTANT THEREON SOUTH 76° 12’ 45” WEST 310.32 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 27, SOUTH 76° 12’ 45” WEST 193.76 FEET; THENCE NORTH 13° 41’ 45” WEST 245.69 FEET TO THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS DESCRIBED IN PARCEL “A” IN THE DEED TO THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 13947 PAGE 107 OF OFFICIAL RECORDS; THENCE ALONG SAID SOUTHERLY LINE, NORTH 78° 03’ EAST 50.00 FEET; THENCE SOUTH 44° 13’ 35” EAST 283.15 FEET TO THE POINT OF BEGINNING.
EXCEPT THEREFROM THAT PORTION OF SAID LAND LYING NORTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:
BEGINNING IN THE SOUTHERLY LINE OF SAID LOT, DISTANT SOUTH 76° 12’ 45” WEST 444.33 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT; THENCE NORTH 13° 41’ 45” WEST 183 FEET; THENCE SOUTH 76° 18’ 15” WEST 26.25 FEET; THENCE NORTH 13° 41’ 45” WEST 43.98 FEET; THENCE NORTH 44° 12’ 35” WEST 5.5 FEET; THENCE NORTH 13° 41’ 45” WEST TO SAID SOUTH LINE OF OLYMPIC BOULEVARD.
ALSO EXCEPT THEREFROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE PROPERTY CONVEYED TO THE STATE OF CALIFORNIA, BY GRANT DEED MADE AND EXECUTED JUNE 10, 1946, RECORDED AUGUST 20, 1946 IN BOOK 23552 PAGE 383, OFFICIAL RECORDS, SPECIFICALLY COVERING THE FOLLOWING DESCRIBED PROPERTY:
THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA SHOWN AS A PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT ON THAT CERTAIN MAP FILED AS EXHIBIT “B” WITH REFEREES REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHWESTERLY CORNER OF THE LAND CONVEYED TO HOWE AND COMPANY BY DEED FROM CORA MAY JANKOWSKY, RECORDED APRIL 18, 1946 IN BOOK 23126 PAGE 7 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT ALSO BEING A POINT IN THAT COURSE IN THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, DESCRIBED IN PARCEL “A” IN DEED TO THE CITY OF LOS ANGELES, RECORDED IN BOOK 13947 PAGE 107 OF OFFICIAL RECORDS, AS HAVING A BEARING OF NORTH 78° 03’ 29” EAST; THENCE ALONG SAID SOUTHERLY LINE NORTH 76° 03’ EAST 50.00 FEET TO A POINT; THENCE SOUTH 44° 13’ 35” EAST 11.83 FEET TO THE INTERSECTION THEREOF WITH A LINE PARALLEL WITH AND DISTANT 10.00 FEET SOUTHERLY MEASURED NORMALLY, FROM SAID COURSE IN THE SOUTHERLY LINE OF

OLYMPIC BOULEVARD; THENCE ALONG SAID PARALLEL LINE, SOUTH 78° 03’ WEST 29.99 FEET; THENCE LEAVING SAID PARALLEL LINE, WESTERLY ALONG A CURVE CONCAVE SOUTHERLY, TANGENT TO THE LAST DESCRIBED COURSE AND HAVING A RADIUS OF 9945.00 FEET, THROUGH AN ANGLE OF 0° 09’ AN ARC DISTANCE OF 26.04 FEET TO A POINT IN THE WESTERLY LINE OF SAID LAND CONVEYED TO HOWE AND COMPANY; THENCE ALONG SAID WESTERLY LINE, NORTH 13° 41’ 45” WEST 10.04 FEET TO SAID POINT OF BEGINNING.
PARCEL 4: (PORTION OF APN: 4259-025-018)
THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA, SHOWN AS A PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES, AS PER MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 27, DISTANT THEREON SOUTH 76° 12’ 45” WEST 310.32 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 27, SOUTH 76° 12’ 45” WEST 193.76 FEET; THENCE NORTH 13° 41’ 45” WEST 245.69 FEET TO THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS DESCRIBED IN PARCEL “A” IN THE DEED TO THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 13947 PAGE 107 OF OFFICIAL RECORDS; THENCE ALONG SAID SOUTHERLY LINE, NORTH 78° 03’ EAST 50.00 FEET; THENCE SOUTH 44° 13’ 35” EAST 283.15 FEET TO THE POINT OF BEGINNING,
EXCEPT THEREFROM THAT PORTION OF SAID LAND LYING SOUTHWESTERLY OF THE FOLLOWING DESCRIBED LINE:
BEGINNING IN THE SOUTHERLY LINE OF SAID LOT, DISTANT SOUTH 76° 12’ 45” WEST 444.33 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT; THENCE NORTH 13° 41’ 45” WEST 183 FEET; THENCE SOUTH 78° 18’ 15” WEST 26.25 FEET; THENCE NORTH 13° 41’ 45” WEST 43.98 FEET; THENCE NORTH 44° 12’ 35” WEST 5.5 FEET; THENCE NORTH 13°41’45” WEST TO SAID SOUTH LINE OF OLYMPIC BOULEVARD.
ALSO EXCEPT THEREFROM THAT PORTION OF SAID LAND INCLUDED WITHIN THE PROPERTY CONVEYED TO THE STATE OF CALIFORNIA, BY GRANT DEED MADE AND EXECUTED THE 10TH OF JUNE, 1946, SPECIFICALLY COVERING THE FOLLOWING DESCRIBED PROPERTY:
THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA SHOWN, AS A PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, ON THAT CERTAIN MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHWESTERLY CORNER OF THE LAND CONVEYED TO HOWE AND COMPANY BY DEED FROM CORA MAY JANKOWSKY, RECORDED

APRIL 18, 1946 IN BOOK 23126 PAGE 7 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT ALSO BEING A POINT IN THAT COURSE IN THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, DESCRIBED IN PARCEL “A” IN DEED TO THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 13947 PAGE 107 OF OFFICIAL RECORDS, AS HAVING A BEARING OF NORTH 78° 03’ 29” EAST; THENCE ALONG SAID SOUTH LINE NORTH 78° 03’ EAST 50.00 FEET TO A POINT; THENCE SOUTH 44° 13’ 35” EAST 11.83 FEET TO THE INTERSECTION THEREOF WITH A LINE PARALLEL WITH AND DISTANT 10.00 FEET SOUTHERLY MEASURED NORMALLY, FROM SAID COURSE IN THE SOUTHERLY LINE OF OLYMPIC BOULEVARD; THENCE ALONG SAID PARALLEL LINE, SOUTH 78’ 03’ WEST 29.99 FEET; THENCE LEAVING SAID PARALLEL LINE, WESTERLY ALONG A CURVE CONCAVE SOUTHERLY, TANGENT TO THE LAST DESCRIBED COURSE AND HAVING A RADIUS OF 9945.00 FEET, THROUGH AN ANGLE OF 0° 09’ AN ARC DISTANCE OF 26.04 FEET TO A POINT IN THE WESTERLY LINE OF SAID LAND CONVEYED TO HOWE AND COMPANY; THENCE ALONG SAID WESTERLY LINE, NORTH 13° 41’ 45” WEST 10.04 FEET TO SAID POINT OF BEGINNING.
PARCEL 5: (PORTION OF APN: 4259-025-018)
THAT PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, IN THE RANCHO SAN VICENTE Y SANTA MONICA, IN THE CITY OF LOS ANGELES. AS PER MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO B-25296 OF THE SUPERIOR COURT IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS NOW ESTABLISHED, 110 FEET WIDE WITH THE NORTHEASTERLY LINE OF SAID LOT 27, SAID SOUTHERLY LINE BEING DESCRIBED IN DEED TO THE STATE OF CALIFORNIA RECORDED IN BOOK 22095 PAGE 427 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG SAID SOUTHERLY LINE SOUTH 78° 03’ 00” WEST 139.75 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ON SAID SOUTHERLY LINE OF OLYMPIC BOULEVARD SOUTH 78° 03’ 00” WEST 50.00 FEET TO THE SOUTHWESTERLY BOUNDARY OF THE LAND CONVEYED BY DEED RECORDED IN BOOK 17559 PAGE 4 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG THE BOUNDARY OF SAID LAND SOUTH 44° 13’ 35” EAST 125.00 FEET; THENCE NORTH 78° 03’ 00” EAST AND PARALLEL TO SAID SOUTHERLY LINE OF OLYMPIC BOULEVARD 50.00 FEET; THENCE NORTH 44° 13’ 35” WEST 125.00 FEET TO THE TRUE POINT OF BEGINNING.
PARCEL 6: (PORTION OF APN: 4259-025-018)
THAT PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES, AS PER MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE MOST EASTERLY CORNER OF SAID LOT 27; THENCE NORTH 44° 12’ 55” WEST ALONG THE NORTHEASTERLY LINE OF SAID LOT, A DISTANCE

OF 271.39 FEET TO A POINT IN THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS DESCRIBED IN PARCEL “A” IN DEED TO THE CITY OF LOS ANGELES, RECORDED IN BOOK 13947 PAGE 107, OFFICIAL RECORDS; THENCE SOUTH 78° 03’ WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 189.75 FEET; THENCE SOUTH 44° 13’ 35” EAST PARALLEL WITH THE NORTHEASTERLY LINE OF SAID LOT, A DISTANCE OF 278.45 FEET TO A POINT IN THE SOUTHERLY LINE OF SAID LOT; THENCE NORTH 76° 12’ 45” EAST ALONG SAID SOUTHERLY LINE 186.17 FEET TO THE POINT OF BEGINNING.
EXCEPT THEREFROM THE NORTHERLY 10 FEET OF SAID LAND, SAID NORTHERLY 10 FEET BEING DESCRIBED IN THE LAND GRANTED TO THE STATE OF CALIFORNIA, BY DEED RECORDED IN BOOK 22095 PAGE 427 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER.
ALSO EXCEPT THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS NOW ESTABLISHED, 110 FEET WIDE WITH THE NORTHEASTERLY LINE OF SAID LOT 27, SAID SOUTHERLY LINE BEING DESCRIBED IN DEED TO THE STATE OF CALIFORNIA RECORDED IN BOOK 22095 PAGE 427 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG SAID SOUTHERLY LINE SOUTH 78° 03’ 00” WEST 139.75 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ON SAID SOUTHERLY LINE OF OLYMPIC BOULEVARD SOUTH 78° 03’ 00” WEST 50.00 FEET TO THE SOUTHWESTERLY BOUNDARY OF THE LAND CONVEYED BY DEED RECORDED IN BOOK 17559 PAGE 4 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG THE BOUNDARY OF SAID LAND SOUTH 44° 13’ 35” EAST 125.00 FEET; THENCE NORTH 78° 03’ 00” EAST AND PARALLEL TO SAID SOUTHERLY LINE OF OLYMPIC BOULEVARD 50.00 FEET; THENCE NORTH 44° 13’ 35” WEST 125.00 FEET TO THE TRUE POINT OF BEGINNING.
ALSO EXCEPT THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:
THAT PORTION OF THE LAND DESCRIBED IN THE GRANT DEED RECORDED IN BOOK 17559 PAGE 4 OF OFFICIAL RECORDS OF SAID COUNTY, LYING EASTERLY AND NORTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:
BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 27, DISTANT THEREON SOUTH 76° 12’ 45” WEST 100.52 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT; THENCE LEAVING SAID SOUTHERLY LINE NORTH 13° 47’ 15” EAST 164.20 FEET TO A LINE PARALLEL WITH AND 3.40 FEET SOUTHWESTERLY OF THE NORTHEASTERLY LINE OF SAID LOT; THENCE ALONG SAID PARALLEL LINE NORTH 44° 13’ 35” WEST 69.27 FEET TO THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS NOW ESTABLISHED, 110 FEET WIDE, AS DESCRIBED IN THE DEED TO THE STATE OF CALIFORNIA RECORDED IN BOOK 22095 PAGE 427 OF OFFICIAL RECORDS OF SAID COUNTY.
PARCEL 7: (PORTION OF APN: 4259-025-018)

THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA, SHOWN AS A PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES, AS PER MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF SUPERIOR COURT, DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 27, DISTANT THEREON SOUTH 76° 12’ 45” WEST 186.17 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT, SAID POINT BEING THE SOUTHWESTERLY CORNER OF THE LAND CONVEYED TO HENRY O. GALLEN BY DEED RECORDED MAY 17, 1940 IN BOOK 17559 PAGE 4 OF OFFICIAL RECORDS; THENCE STILL CONTINUING ALONG THE SOUTHERLY LINE OF SAID LOT 27, SOUTH 76° 12’ 45” WEST 124.15 FEET TO A POINT; THENCE NORTH 44° 13’ 35” WEST 283.15 FEET, MORE OR LESS, TO A POINT IN THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS DESCRIBED IN PARCEL “A” IN DEED TO CITY OF LOS ANGELES, RECORDED IN BOOK 13947 PAGE 107 OF OFFICIAL RECORDS; THENCE ALONG THE SOUTHERLY LINE, NORTH 78° 03’ 00” EAST 126.60 FEET TO THE NORTHWESTERLY CORNER OF SAID HENRY O. GALLEN LAND; THENCE SOUTH 44° 13’ 35” EAST ALONG THE WESTERLY LINE OF SAID LAND 278.45 FEET TO THE POINT OF BEGINNING.
EXCEPT THEREFROM THE NORTHWEST 10 FEET OF SAID LAND CONVEYED TO THE STATE OF CALIFORNIA BY DEED RECORDED JUNE 5, 1946 IN BOOK 23218 PAGE 409 OF OFFICIAL RECORDS.
PARCEL 8: (PORTION OF APN: 4259-025-019)
THAT PORTION OF LOT 27 OF SANTA MONICA-SAWTELLE TRACT IN THE RANCHO SAN VICENTE Y SANTA MONICA, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
THAT PORTION OF THE LAND DESCRIBED IN THE GRANT DEED RECORDED IN BOOK 17559 PAGE 4 OF OFFICIAL RECORDS OF SAID COUNTY, LYING EASTERLY AND NORTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:
BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 27, DISTANT THEREON SOUTH 76° 12’ 45” WEST 100.52 FEET FROM THE MOST EASTERLY CORNER OF SAID LOT; THENCE LEAVING SAID SOUTHERLY LINE NORTH 13° 47’ 15” EAST 164.20 FEET TO A LINE PARALLEL WITH AND 3.40 FEET SOUTHWESTERLY OF THE NORTHEASTERLY LINE OF SAID LOT; THENCE ALONG SAID PARALLEL LINE NORTH 44° 13’ 35” WEST 69.27 FEET TO THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS NOW ESTABLISHED, 110 FEET WIDE, AS DESCRIBED IN THE DEED TO THE STATE OF CALIFORNIA RECORDED IN BOOK 22095 PAGE 427 OF OFFICIAL RECORDS OF SAID COUNTY.
EXCEPT THEREFROM THE NORTHERLY 10 FEET OF SAID LAND, SAID NORTHERLY

10 FEET BEING DESCRIBED IN THE LAND GRANTED TO THE STATE OF CALIFORNIA, BY DEED RECORDED IN BOOK 22095 PAGE 427 OF OFFICIAL RECORDS IN THE OFFICE OF SAID COUNTY RECORDER.
PARCEL 9: (PORTION OF APN: 4259-025-019)
THAT PORTION OF THE RANCHO SAN VINCENTE Y SANTA MONICA, SHOWN AS A PORTION OF LOT 28 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ON A MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT, IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE NORTHEASTERLY LINE OF SAID LOT 28, WITH THE SOUTHEASTERLY LINE OF THAT CERTAIN STRIP OF LAND 10.00 FEET WIDE, AS DESCRIBED IN PARCEL NO. 2 IN THE DEED TO THE STATE OF CALIFORNIA, RECORDED ON AUGUST 10, 1945 AS INSTRUMENT NO. 2504 IN BOOK 22095 PAGE 427, OFFICIAL RECORDS OF SAID COUNTY; THENCE SOUTHEASTERLY ALONG SAID NORTHEASTERLY LINE OF SAID LOT 28, A DISTANCE OF 136.00 FEET; THENCE WESTERLY PARALLEL WITH SOUTHERLY LINE OF SAID LOT 28, A DISTANCE OF 190.00 FEET; THENCE NORTHWESTERLY IN A DIRECT LINE TO A POINT ON THE SOUTHEASTERLY LINE OF SAID LAST MENTIONED DEED, A DISTANT SOUTHWESTERLY THEREON 118.50 FEET FROM THE POINT OF BEGINNING; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE, 118.50 FEET TO THE POINT OF BEGINNING.
EXCEPT THEREFROM 50 PERCENT OF ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS RESERVED IN THE DEED FROM CITIZENS NATIONAL TRUST AND SAVINGS BANK, DATED APRIL 30, 1943, AND RECORDED MAY 21, 1943, AS INSTRUMENT NO. 40 IN BOOK 20044 PAGE 61, OFFICIAL RECORDS.
PARCEL 10: (PORTION OF APN: 4259-025-019)
THAT PORTION OF THE RANCHO SAN VICENTE Y SANTA MONICA, SHOWN AS A PORTION OF LOT 28 OF SANTA MONICA-SAWTELLE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, ON MAP FILED AS EXHIBIT “B” WITH REFEREE’S REPORT IN CASE NO. B-25296 OF THE SUPERIOR COURT, IN AND FOR SAID COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE MOST EASTERLY CORNER OF SAID LOT 28; THENCE WESTERLY ALONG THE SOUTHERLY LINE THEREOF, 380.44 FEET OF THE MOST SOUTHERLY CORNER OF SAID LOT 28; THENCE NORTHWESTERLY ALONG THE SOUTHWESTERLY LINE THEREOF, TO THE SOUTHERLY LINE OF OLYMPIC BOULEVARD, AS DESCRIBED IN PARCEL A OF DEED TO THE CITY OF LOS ANGELES, RECORDED IN BOOK 13947 PAGE 107, OFFICIAL RECORDS OF SAID COUNTY; THENCE EASTERLY ALONG SAID LAST MENTIONED SOUTHERLY LINE AND ITS EASTERLY PROLONGATION THEREOF, TO THE NORTHEASTERLY LINE OF SAID LOT 28; THENCE SOUTHEASTERLY ALONG SAID NORTHEASTERLY LINE,

256.31 FEET TO THE POINT OF BEGINNING.
EXCEPT THEREFROM THE NORTHERLY 10 FEET WITHIN THE LINES OF OLYMPIC BOULEVARD, AS GRANTED TO THE STATE OF CALIFORNIA, BY DEED RECORDED AUGUST 10, 1945 AS INSTRUMENT NO. 2504 IN BOOK 22095 PAGE 427, OFFICIAL RECORDS.
ALSO EXCEPT THEREFROM THAT PORTION THEREOF, DESCRIBED AS FOLLOWS:
BEGINNING AT THE INTERSECTION OF THE NORTHEASTERLY LINE OF SAID LOT 28, WITH THE SOUTHEASTERLY LINE OF THAT CERTAIN STRIP OF LAND 10.00 FEET WIDE, AS DESCRIBED IN PARCEL NO. 2, IN THE DEED TO THE STATE OF CALIFORNIA, RECORDED ON AUGUST 10, 1945 AS INSTRUMENT NO. 2504 IN BOOK 22095 PAGE 427, OFFICIAL RECORDS OF SAID COUNTY; THENCE SOUTHEASTERLY ALONG SAID NORTHEASTERLY LINE OF SAID LOT 28, A DISTANCE OF 136.00 FEET; THENCE WESTERLY PARALLEL WITH THE SOUTHERLY LINE OF SAID LOT 28, A DISTANCE OF 190.00 FEET; THENCE NORTHWESTERLY IN A DIRECT LINE TO A POINT ON THE SOUTHEASTERLY LINE OF SAID LAST MENTIONED DEED, DISTANT SOUTHWESTERLY THEREON 118.50 FEET FROM THE POINT OF BEGINNING; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE, 118.50 FEET TO THE POINT OF BEGINNING.
ALSO EXCEPT THEREFROM 50 PERCENT OF ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS RESERVED IN THE DEED FROM CITIZENS NATIONAL TRUST AND SAVINGS BANK, DATED APRIL 30, 1943 AND RECORDED MAY 21, 1943 AS INSTRUMENT NO. 40 IN BOOK 20044 PAGE 61, OFFICIAL RECORDS.

EXHIBIT B
INTENTIONALLY OMITTED

B-1

EXHIBIT D
[INTENTIONALLY OMITTED]

D-1

EXHIBIT E
[INTENTIONALLY OMITTED]

E-1

EXHIBIT F
FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
(See attached)

F-1

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Cox, Castle & Nicholson LLP
2029 Century Park East, 21st Floor
Los Angeles, California 90067
Attention: Adam B. Weissburg, Esq.

APN:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

MassMutual Loan No. 16714
Massachusetts Mutual Life Insurance Company
c/o Barings
One Financial Plaza
Hartford, Connecticut 06103
Attention: Real Estate Loan Servicing
Loan No. 16714

Re: ___________________________ [Insert Property name and location]

The undersigned, _____________________________________, (“Tenant”) understands that Massachusetts Mutual Life Insurance Company (“Lender”) has made or will be making a loan (the “Loan”) to _____________________ (“Landlord”) secured by a mortgage or deed of trust (the “Mortgage”) encumbering the real property (the “Property”) described on Exhibit A, attached hereto and made a part hereof. Tenant and Landlord entered into a lease agreement (the “Lease”) dated _____________ by which Tenant leased from Landlord certain premises commonly known as ________________________ (the “Leased Premises”), and constituting a portion of the Property. Tenant desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Tenant confirm the priority of the Mortgage over the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.
Tenant hereby subordinates all of its right, title and interest under the Lease to the lien, operation and effect of the Mortgage and any other mortgages (as the same may be modified and/or extended from time to time) now or hereafter in force against the Property, and to any and all existing and future advances made under such Mortgage and any other mortgages.

2.
In the event that Lender becomes the owner of the Property by foreclosure, deed in lieu of foreclosure, or otherwise, Tenant agrees to unconditionally attorn to Lender and to recognize it as the owner of the Property and the Landlord under the Lease. The Lender agrees not to terminate the Lease or disturb or interfere with Tenant’s possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, so long as Tenant is not in default under the Lease beyond applicable notice, grace and cure periods, if any.

3.
Tenant agrees to commence paying all rents, revenues and other payments due under the Lease directly to Lender after Lender notifies Tenant that Lender is the owner and holder of the Loan and is invoking Lender’s rights under the Loan documents to directly receive from Tenant all rents, revenues and other payments due under the Lease. By making such payments to Lender, Tenant shall be deemed to have satisfied all such payment obligations to Landlord under the Lease.

4.
This Agreement shall inure to the benefit of Lender’s affiliates, agents, co-lenders and participants, and each of their respective successors and assigns (each a “Lender Party” and collectively, the “Lender Parties”).

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Subordination, Non-Disturbance and Attornment Agreement to be duly executed as of the ____ day of __________, 20___.

TENANT:

[INSERT NAME OF TENANT]

By:
Name: Title:

LANDLORD:

[INSERT NAME OF LANDLORD]

By:
Name: Title:

LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings Real Estate Advisers Inc., its authorized agent

By:
Name: Title:

3

[ACKNOWLEDGEMENT FORM TO BE USED FOR
SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENTS EXECUTED AND
ACKNOWLEDGED IN CALIFORNIA]

STATE OF CALIFORNIA	)
) ss:
COUNTY OF______________	)

On ______________________________, 20__ before me, ______________________(here insert name of the officer), Notary Public, personally appeared , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

[Seal]

[ACKNOWLEDGEMENT FORM FOR
SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENTS EXECUTED AND
ACKNOWLEDGED OUTSIDE OF CALIFORNIA]

STATE OF CALIFORNIA	)
) ss:
COUNTY OF______________	)

On this, the ______day of __________________ 20__, before me, the undersigned party, personally appeared __________________________________ who acknowledged himself/herself to be the
________________of __________________________________,
a _____________________________, and that he/she as such _______________________, being authorized to do so, executed the foregoing Lease Subordination, Non-disturbance and Attornment Agreement for the purposes therein contained by signing the name of the _____________________ by himself/herself as
_______________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commissions Expires:

4

EXHIBIT A

LEGAL DESCRIPTION

5